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                                                                    Exhibit 10.6

                            PIONEER POLAND U.S., L.P.

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

      Effective December 14, 1994, the Agreement of Limited Partnership among Pioneer Poland U.S. (Jersey) Limited (hereinafter referred to as the "General Partner"), and Pioneer Poland U.K. (Jersey) Limited, the initial limited partner, pursuant to which Pioneer Poland U.S., L.P., a Delaware limited partnership (the "Partnership"), was organized and established, is hereby amended by (i) effecting the withdrawal from the Partnership of Pioneer Poland U.K. (Jersey) Limited in its capacity as initial limited partner, (ii) admitting to the Partnership those persons named on Schedule A hereto as limited partners (hereinafter referred to collectively as the "Limited Partners" and individually as a "Limited Partner"), and (iii) amending and restating the various provisions thereof so that said Agreement, as amended and restated, reads in its entirety as follows:

1.    GENERAL PROVISIONS

1.01  Name of the Partnership.

      The name of the Partnership shall be Pioneer Poland U.S., L.P., or such other name as the General Partner may from time to time determine. The General Partner shall cause to be filed on behalf of the Partnership such partnership or assumed or fictitious name certificate or certificates as may from time to time be required by law. The General Partner shall notify each Limited Partner of any change in the name of the Partnership.

1.02  Formation and Continuation.

      The Partnership was formed under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and shall be continued as a Delaware limited partnership in accordance with the Delaware Act.


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1.03  Business of the Partnership; Investment Objective and Policies.

      (a) The Partnership is one of a series of Partnerships which have been organized under English law or the laws of Delaware, United States, or may in the future be organized under English law or under the laws of any other jurisdiction to invest in securities of issuers doing business primarily in Poland, as set forth in a Confidential Private Placement Memorandum dated March 21, 1994 as it has been and as it may be supplemented from time to time (the "Memorandum"), and which are being jointly managed pursuant to a Joint Management Agreement (the "Joint Management Agreement") of even date herewith by Pioneering Management (Jersey) Limited, as manager (the "Manager") (as so jointly managed, the Partnership and such other partnerships are hereafter collectively referred to as the "Fund", and the other partnerships comprising the Fund are hereinafter referred to as the "Other Fund Entities"). It is the intention of the Partners that the investment portfolio of the Partnership be identical (as a percentage of net asset value) with the investment portfolios of the Other Fund Entities. Notwithstanding the foregoing, the relationship created among the Partnership and the Other Fund Entities by the Joint Management Agreement is one of contract only, and not of a partnership or joint venture, and does not create an entity of any kind, and neither the Partnership nor any Other Fund Entity shall have the right to bind or act for the other in any way whatsoever. Further, notwithstanding that the Partnership and the Other Fund Entities are separate and distinct entities and that the rights and obligations of the Partners are governed by the terms of this Agreement and the Delaware Act, the Partners have agreed that certain matters relating to the investment decisions of the Manager pursuant to the Joint Management Agreement shall be subject to the approval of specified percentages of the Partners and the partners of the Other Fund Entities on an aggregate basis as specified in Article 4 hereof.

            Subject to the foregoing, the business of the Partnership (the "Investment Objective") shall principally be to buy, sell, hold and otherwise invest in and deal with unlisted equity and equity related securities primarily of non-state-owned


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            companies whose principal operations, headquarters, assets, sources of revenue or profits are in the Republic of Poland or which, in the judgment of Pioneer Investment Poland, as advisor for the Partnership (the "Advisor"), may benefit significantly from their commercial activities in Poland, and to engage in any other activities incident to or related to any of the foregoing.

            The investment policies of the Partnership (the "Investment Policies") are as follows:

            (i) The Partnership will invest only in equity and equity related securities of issuers which are incorporated in or which have their principal operations in Poland (which are not more than 49% directly or indirectly owned by a government), or those issuers meeting the criteria set forth in paragraph (iii) below, or Polish public sector enterprises which are participating in the Polish Government's privatisation program, including the Mass Privatisation Program, or implementing a program to achieve private ownership and control, or which will be privatised as a result of the investment by the Partnership (collectively, "Polish Issuers");

            (ii) Investments will be used to acquire interests in portfolio companies, to finance and implement restructuring programs or to finance specific projects or investment programs for the creation, modernization or working capital requirements of portfolio companies;

            (iii) All portfolio companies must be based in Poland, or in another member country of the European Bank for Reconstruction and Development (the "EBRD") in which case the business objectives (but not necessarily all business relations) of such companies must be exclusively restricted to investments in Poland;

            (iv) The Partnership will not invest in enterprises whose primary business is (x) arms manufacturing or other military-related activities, (y) manufacture of tobacco products or hard spirits, or (z) operation of casinos or other gambling facilities;


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            (v)   The Partnership will not be involved in hostile bids;

            (vi) Pending investment in portfolio companies or distribution of proceeds to Partners, the Partnership may hold cash and investment grade money market instruments denominated in currencies free from internal or external mandatory conversion requirements or in financial instruments of the EBRD or in obligations backed by the full faith and credit of the United States of America or of Poland; and

            (vii) the Partnership will invest only in enterprises whose legal form of organization is designed to limit the liability of investors to the amount of capital invested; however, each Partner acknowledges that, under certain circumstances, the Partnership could be liable for an amount greater than the amount invested, because under Polish law, an investor in a "limited liability company" is potentially liable for unpaid taxes of the company in a proportion equal to such investor's share in profits of the company.

      (b)   In addition to any consents which may be required pursuant to
            Section 4.02 hereof, the Partnership shall not, without the consent of (i) the EBRD so long as the EBRD owns any Interest in the Partnership or any Other Fund Entities (ii) DEG - Deutsche Investitions- und Entwicklungsgesellschaft mbH ("DEG") so long as DEG continues to own at least the lesser of (A) ten percent (10%) of the aggregate number of Interests in the Partnership and the Other Fund Entities or (B) 11.3 Interests, and (iii) Lyndhurst Associates, Carnegie Mellon University and Henry Gailliot (collectively, the "Pittsburgh Group") so long as the Pittsburgh Group continues to own at least 10.5 Interests (and the consent of the representative of the Pittsburgh Group (the "Pittsburgh Representative") on the Oversight Board (as defined in the Joint Management Agreement) shall constitute the consent of the Pittsburgh Group required hereby):

                  (w) modify the Investment Objective, or any of the Investment Policies or Investment Restrictions;


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                  (x)   make any investments other than in accordance with the
                        Environmental Procedures attached hereto as Exhibit A, and no investments may be made in companies which are engaged in activities listed on the Environmental Exclusion List attached hereto as Exhibit B (provided that in the event the EBRD no longer owns any Interest in the Partnership or any Other Fund Entities, such Environmental Procedures may be modified by a majority of the members of the Oversight Board);

                  (y) amend any of the Fund Documents (as defined below), except amendments which, in the reasonable judgment of the Manager, (A) are required by law, (B) are administrative in nature, or (C) are required for tax reasons; or

                  (z) upon becoming aware of any material environmental issue which arises in connection with any investment, fail to notify the EBRD, DEG or the Pittsburgh Representative, as the case may be, of such issue and provide such person with such reasonable information as it may request concerning any such issue.

      (c) The Partnership will annually prepare and make available to each Limited Partner an environmental report on the implementation of the Environmental Procedures, which shall, in particular, provide information on the following:

            (i) the integration of the Environmental Procedures into the investment process;

            (ii) the use of local environmental consultants in the implementation of the Environmental Procedures;

            (iii) the on-going monitoring of the environmental aspects of investments;

            (iv) the screening processes applied to the environmental risks and liabilities of investments;


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            (v)   adverse publicity or comment, if any, including complaints made to the Partnership concerning the environmental aspects of particular investments, together with a description of how these issues have been addressed; and

            (vi) a report on problems or difficulties encountered in carrying out the Environmental Procedures;

            provided, that the Partnership shall not be required to prepare or make available such report at any time that the EBRD does not own any Interest in the Partnership or any Other Fund Entities.

1.04  Place of Business of the Partnership.

      The principal place of business of the Partnership shall be located at La Motte Chambers, St. Helier, Jersey, Channel Islands JE1 1BJ. The General Partner may, at any time and from time to time, change the location of the Partnership's principal place of business, upon written notice of such change to the Limited Partners and the appropriate regulatory authorities in Delaware and Jersey, Channel Islands, and may establish such additional place or places of business of the Partnership as they may from time to time determine.

1.05  Duration of the Partnership.

      The Partnership commenced upon the filing on December 14, 1994 of a Certificate of Limited Partnership for the Partnership in accordance with the Delaware Act, and shall continue until terminated in accordance with
      Section 7 hereof.

1.06  Partners' Names and Addresses.

      The names and addresses of the Partners are set forth on Schedule A hereto. The General Partner and the Limited Partners are sometimes collectively referred to herein as the "Partners" and individually as a "Partner."

1.07  Title to Partnership Property.

      All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property.


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      The Partnership may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more corporations, partnerships, trusts or other entities.

1.08  Resident Agent.

      The Partnership's agent for service of process in Delaware shall be Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 or such other agent as the General Partner may from time to time appoint.

1.09  Certificate of Limited Partnership.

      Except as otherwise provided herein, the General Partner shall not be obliged to deliver or mail copies of the Partnership's Certificate of Limited Partnership or any certificate of amendment thereto or cancellation thereof to the Limited Partners. Such documents will be available for inspection at the offices of the Partnership as described in
      Section 1.04 hereof.

1.10  Representation and Warranties of the General Partner.

      The General Partner represents, warrants and covenants to each Limited Partner that:

      (a) All action required to be taken by the General Partner and the Partnership as a condition to the issuance and sale of the Interests being purchased by the Limited Partners has been taken; the Interest in the Partnership of each Limited Partner represents a duly and validly issued interest in the Partnership and, subject to the registration of the Partnership pursuant to, and in compliance with, the Delaware Act, each Limited Partner of the Partnership is entitled to all the benefits of a Limited Partner under this Agreement and all the benefits of a "limited partner" under the Delaware Act;

      (b) This Agreement has been duly authorized, executed and delivered by the General Partner and constitutes the valid and legally binding agreement of the General Partner;

      (c) Except for those which have been obtained prior to the date hereof, no consent, approval or authorization of, or filing, registration or qualification with, any court or governmental


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            authority on the part of the General Partner or the Partnership is required for the execution and delivery of this Agreement by the General Partner, the performance of its or the Partnership's obligations and duties hereunder, or the issuance of Interests in the Partnership as contemplated hereby, except any thereof which may be required of the Partnership solely by virtue of the nature of any Limited Partner;

      (d) The General Partner is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Agreement, nor, to the best of its knowledge, is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the General Partner or the Partnership or impair the General Partner's ability to carry out its obligations under this Agreement;

      (e) There is no litigation, investigation or other proceeding pending or, to the knowledge of the General Partner, threatened against the General Partner or the Partnership and to the knowledge of the General Partner, there is no litigation, investigation or other proceeding pending or threatened against its affiliates, which is reasonably expected to have a material adverse effect on the business or financial condition of the General Partner or the Partnership.

2.    CAPITAL CONTRIBUTIONS, PROFITS AND LOSSES

2.01  Capital Contributions.

      (a) The Partnership has, effective on the date hereof, admitted as Limited Partners those subscribers listed on Schedule A hereto, for the number of units set forth opposite their names on Schedule A. In addition, the General Partner has, effective on the date hereof, subscribed for the number of units set forth opposite its name on Schedule A. Each unit subscribed for by a Partner is hereinafter referred to as an "Interest", and the product of the purchase price per Interest and the number of Interests being


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            subscribed for by a Partner is referred to as the Partner's
            "Subscribed Capital". Each of the Partners has contributed to the capital of the Partnership on the date hereof an amount equal to 25% of the Partner's Subscribed Capital (the "First Installment of Subscribed Capital"). Each of the Limited Partners (other than the
            EBRD) hereby grants to the Partnership a security interest in the Interests being subscribed for as security for its obligation to contribute the remaining balance of the Subscribed Capital pursuant to the terms hereof.

      (b) Not more than 30 days after the delivery by the General Partner to the Limited Partners of notice from the General Partner (the "Second Installment Notice") to the effect that (i) at least 80% of the collected First Installment of Subscribed Capital of all Partners has been committed to investments in Polish Issuers, and (ii) 100% of any Total Drawndown Capital which had been returned to the Partnership following the disposition of an investment in Polish Issuers has been reinvested or committed to investments in Polish Issuers or distributed or otherwise paid to the Partners or their affiliates, each of the Partners shall contribute an additional amount (the "Second Installment of Subscribed Capital") equal to twenty-five percent (25%) of that Partner's Subscribed Capital to the capital of the Partnership; provided, however, that no such Second Installment of Subscribed Capital shall be payable if the Second Installment Notice shall not have been delivered to the Limited Partners prior to the third anniversary of the date hereof (the "Commitment Termination Date").

            Not more than 30 days after the delivery by the General Partner to the Limited Partners of notice from the General Partner (the "Third Installment Notice") to the effect that (i) at least 80% of the collected First Installment of Subscribed Capital and the collected Second Installment of Subscribed Capital of all Partners have been committed to investments in Polish Issuers, and (ii) 100% of any Total Drawndown Capital which had been returned to the Partnership following the disposition of an investment in Polish Issuers has been reinvested or committed to investments in Polish issuers or distributed or otherwise paid to the Partners or their affiliates, each of the Partners shall


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            contribute an additional amount (the "Third Installment of
            Subscribed Capital") equal to twenty-five percent (25%) of that Partner's Subscribed Capital to the capital of the Partnership; provided, however, that no such Third Installment of Subscribed Capital shall be payable if the Third Installment Notice shall not have been delivered to the Limited Partners prior to the Commitment Termination Date.

            Not more than 30 days after the delivery by the General Partner to the Limited Partners of notice from the General Partner (the "Fourth Installment Notice") to the effect that (i) at least 80% of the collected First Installment of Subscribed Capital, the collected Second Installment of Subscribed Capital and the collected Third Installment of Subscribed Capital of all Partners have been committed to investments in Polish Issuers, and (ii) 100% of any Total Drawndown Capital which had been returned to the Partnership following the disposition of an investment in Polish Issuers has been reinvested or committed to investments in Polish Issuers or distributed or otherwise paid to the Partners or their affiliates, each of the Partners shall contribute an additional amount (the "Fourth Installment of Subscribed Capital") equal to twenty-five per cent (25%) of that Partner's Subscribed Capital (being the balance of that Partner's Subscribed Capital) to the capital of the Partnership; provided, however, that no such Fourth Installment of Subscribed Capital shall be payable if the Fourth Installment Notice shall not have been delivered to the Limited Partners prior to the Commitment Termination Date. For purposes of this Section 2.01, the total amount, at any time, of Subscribed Capital actually contributed by a Partner to the Partnership shall be that Partner's "Drawndown Capital," and the aggregate Drawndown Capital of all of the Partners shall be the "Total Drawndown Capital" of the Partnership.

      (c) If any Limited Partner fails to contribute the Second Installment of Subscribed Capital, the Third Installment of Subscribed Capital or the Fourth Installment of Subscribed Capital on or before the date when such amount is due and payable, such Limited Partner (a "Defaulting Partner") shall be deemed to be in default hereunder, and the General Partner shall have all rights and remedies, on behalf


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            of the Partnership, available at law or in equity to collect such amount from the Defaulting Partner. In addition, the General Partner shall have the option, exercisable as hereinafter provided, (i) to initiate the bid process described in Section 2.01(d), or (ii) to terminate the obligation of the Defaulting Partner to make further installments of Subscribed Capital and to cancel such Defaulting Partner's Interests. Notwithstanding whether either such option is exercised, so long as a Defaulting Partner remains in default, it
            (x) shall have no right to receive any cash distributions, and all such distributions in respect of the Interests held by such Defaulting Partner may be applied against such unpaid obligations,
            (y) shall not be entitled to exercise any voting rights, and (z) shall not have the right to inspect the books of account specified in Section 5.01 hereof. For purposes hereof, any partial payment by a Limited Partner on account of its obligation to make the Second Installment of Subscribed Capital, Third Installment of Subscribed Capital or Fourth Installment of Subscribed Capital shall be allocated pro rata to all of the Interests owned by such Limited Partner. In the event the General Partner exercises the option set forth in clause (ii) above, the amount then contained in the Defaulting Partner's Capital Account shall be allocated among the Non-Defaulting Partners (defined below) in proportion to their respective number of Interests in the Partnership.

      (d) The option granted in paragraph (c) (i) above may be exercised by the General Partner, by giving notice to that effect to the Defaulting Partner, at any time within one hundred and eighty (180) days after the due date for payment of the installment that the Defaulting Partner failed to pay. After the expiration of ten business days following the date on which the General Partner has given such notice, the Defaulting Partner may not cure his default without the consent of the General Partner. Following the expiration of such 10-day period, the General Partner shall use all reasonable efforts to notify each other Partner who is not in default hereunder (a "Non-Defaulting Partner") that they may, within 30 days after the date of the aforesaid notice to the Defaulting Partner, submit to the General Partner a written bid to purchase all or any portion of the Interests of the Defaulting Partner (but not less


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            than one Interest unless the Defaulting Partner holds less than one
            Interest, in which case any bid shall be for not less than the entire amount of the portion of an Interest held by the Defaulting Partner). Within 10 business days after the expiration of such period for submitting bids, the General Partner shall determine the highest bids received from the Non-Defaulting Partners (the "LP Purchasers"); provided, that if no bids are submitted during such period or if no bid is submitted which provides for payment to the Defaulting Partner of an amount in excess of 75% of the Drawndown Capital actually paid to the Partnership by the Defaulting Partner with respect to the Interests of the Defaulting Partner, then the General Partner shall be entitled to purchase such Interests by paying to the Defaulting Partner an amount equal to 75% of the Drawndown Capital actually paid to the Partnership by the Defaulting Partner with respect to such Interests. The purchaser(s) of such Interests, whether the General Partner or one or more LP Purchasers, shall also undertake to make to the Partnership the additional capital contributions, if any, required to be made by the Defaulting Partner on account of such Interests (including the installment of Subscribed Capital that the Defaulting Partner failed to pay) to the extent that such additional amounts have not been paid by the Defaulting Partner. In the event one or more Non-Defaulting Partners submit identical bids which would have been sufficient to purchase Interests pursuant to the terms hereof but for the fact that multiple bids were received, each at the same offer price and for the same number of Interests, the Interests of the Defaulting Partner which would otherwise have been purchased by them shall be allocated among them in proportion to their respective number of Interests in the Partnership. In the event one or more Non-Defaulting Partners submit bids which would have been sufficient to purchase Interests pursuant to the terms hereof but for the fact that multiple bids were received, each for a different number of Interests but at the same per-Interest offer price, then, the Interests of the Defaulting Partner available for purchase hereunder shall be allocated among such bids so that the bid for the largest number of Interests is satisfied before any other such bid and the remaining bids are satisfied so that the larger bids are satisfied before the smaller bids.


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      (e)   The closing of the acquisition of the Interests of the Defaulting
            Partner by the General Partner or the LP Purchasers, as the case may be, shall occur on the 15th day after the expiration of the 30-day period for submitting bids or on the first business day after such 15th day. The closing shall occur at the offices of the Partnership or at such other place as shall be agreed upon by the General Partner or the LP Purchaser, as the case may be, and the Defaulting Partner. At such closing, the General Partner or the LP Purchaser, as the case may be, shall pay to the Defaulting Partner the purchase price for the Interests of the Defaulting Partner as described in paragraph (d) above, and the Defaulting Partner (or the General Partner acting as attorney-in-fact for the Defaulting Partner pursuant to the power of attorney granted by each Limited Partner in paragraph (f) below) shall execute and deliver such agreements, instruments and other documents as are necessary to transfer to the General Partner or the LP Purchaser, as the case may be, all of the Defaulting Partner's right, title and interest in and to the Defaulting Partner's Interests in the Partnership, free and clear of all liens, encumbrances and restrictions, other than liens, encumbrances and restrictions imposed under the terms of this Agreement. In the event the General Partner purchases the Interests of a Defaulting Partner, the General Partner shall assume the status of a Limited Partner in respect thereof in addition to its status as General Partner.

      (f) Each Limited Partner, by its acquisition of Interests, constitutes and appoints the General Partner, and its duly authorized representatives acting alone, and any person or entity which becomes a substitute or additional General Partner of the Partnership, its agent and attorney-in-fact for the purpose of executing and delivering any and all agreements, instruments and other documents necessary to convey such Limited Partner's Interests in the Partnership to the Partnership pursuant to Section 2.01(c) above or to the purchaser thereof pursuant to Section 2.01(d), which power of attorney, being coupled with an interest, is irrevocable and shall survive the death, dissolution or incapacity of any Limited Partner.



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      (g)   Notwithstanding anything in this Section 2.01 to the contrary, the obligations of the Defaulting Partner to the Partnership to make additional capital contributions shall not be extinguished by the existence of the option to purchase its Interest described in
            Section 2.01(d) above or by the exercise of such option, but only by, and to the extent of, the payments made in the Defaulting Partner's place by any purchaser or purchasers of such Interest, and the Partnership may proceed to collect any amount due from the Defaulting Partner as and when due, together with interest thereon from the date for payment stated herein at an annual rate equal to the three-month LIBOR rate plus 5%, but not exceeding the maximum rate permitted by law, and all costs and expenses of collection incurred by the Partnership (including reasonable fees and disbursements of counsel). The obligations of the Defaulting Partner to the Partnership to make additional capital contributions shall be extinguished by the exercise of the option described in Section 2.01(c)(ii) above.

      (h) The rights granted to the Partners in this Section 2.01 are in addition to, and not in lieu of, the rights held by the Partnership by virtue of the security interest referred to in Section 2.01(a).

      (i) Until the first anniversary of the date of this Partnership Agreement, the General Partner is authorized to accept subscriptions for the sale of additional Interests and to admit, at any time or from time to time, such subscribers as additional Partners; provided that (i) the aggregate number of Interests in the Partnership and in the Other Fund Entities shall not exceed 200; (ii) each Interest (other than an Interest for which an investor has committed to subscribe prior to the date of this Agreement) shall be sold for a capital commitment equal to such amount as shall be determined by a majority of the Oversight Board (provided, however, that the minimum capital commitment shall not be less than $500,000 (except for Interests purchased by investors with agreements to pay either a reduced or no placement fee, in which cases the minimum capital commitment shall be $485,000 plus the placement fee, if any, to be paid)); provided, that the General Partner may accept subscriptions for fractional Interests as long as the minimum capital commitment


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            of any subscriber is no less than $100,000; and (iii) in no event shall:

            (A) offers or sales of Interests be made to persons in the United States other than to accredited investors (as such term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended (the "Securities Act")), or to persons elsewhere except where offers and sales are permitted under such circumstances;

            (B) more than 99 investors be beneficial owners of the Interests at any time; or

            (C) any Partner be permitted to acquire 10% or more of the issued and outstanding Interests if the number of beneficial owners of such Partner, when added to the number of beneficial owners of the then-admitted Partners, would result in more than 99 persons being beneficial owners of the Interests at any time.

            For purposes of clauses (B) and (C) of this Section 2.01(i), the number of Partners and the number of beneficial owners shall be determined by reference to Section 3(c)(1) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or to any successor provisions, laws or announcements.

      (j) Each additional Partner shall become a party to this Agreement by signing (or by authorizing his duly appointed attorney-in-fact to sign) such number of counterpart signature pages to this Agreement and such other instrument or instruments, and in such manner and at such time, as the General Partner shall determine. Upon admission to the Partnership, each additional Partner shall contribute such Partner's First Installment of Subscribed Capital (and any other Installment of Subscribed Capital as shall then have been required of the other Partners).

      (k) The General Partner (or its affiliates) has advanced certain organizational and offering expenses amounting in value to $_______, which expenses shall be considered, pursuant to Section 4.02(a)(vii) below, to be a cash contribution in satisfaction of the General Partner's obligation to contribute such amount to the capital of the Partnership under this Agreement (provided that any such organizational and offering expenses which exceed the foregoing amount shall be payable in cash to the General Partner pursuant to Section 4.02(a)(vii) below). Upon the admission of additional Partners pursuant to Section 2.01(i) above, the General Partner shall contribute such additional amounts of cash so that, following the admission of such Partners, the Capital Account of the General Partner is equal to at least 1% of the Capital Accounts of all of the Partners.

      (l) No interest shall accrue on any contributions to the capital of the Partnership, and no Partner shall have the right to withdraw or to be repaid any capital contributed by such Partner or to receive any other payment in respect of such Partner's Interest in the Partnership, except as otherwise specifically provided in this Agreement.

      (m) Each Limited Partner hereby constitutes and appoints the General Partner, as such Limited Partner's agent and attorney-in-fact for the purpose of (i) executing, delivering and filing such agreements, certificates and other instruments as any of said attorneys-in-fact shall deem necessary or appropriate in order to offer and sell Interests in the Partnership and to admit subscribers therefor into the Partnership as Partners and (ii) preparing a Schedule A to this Agreement, and such amendments to such Schedule A as may be necessary or appropriate from time to time, to reflect the admission of the Partners to the Partnership and the agreed upon amounts of their respective capital contributions. Such Schedule A, or any amendments thereto as aforesaid, when prepared by any of said attorneys-in-fact, shall be deemed a part of this Agreement and incorporated herein by reference, as of the effective date of such Schedule A or amendment thereto, to the same extent as if attached hereto and incorporated herein by this reference on the date hereof. The General Partner shall provide each Partner with a copy of each amendment to Schedule A, but only if such Partner is a Partner immediately before and after the time of such amendment, and, upon request, shall provide to any Partner a copy of each instrument executed by the General Partner pursuant to clause (i) above. The power of attorney contained in this Section 2.01(m) is coupled with an interest and, therefore, is irrevocable. This power of attorney shall survive the death, dissolution or incapacity of any Partner.

2.02  Certain Definitions.

      For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the following respective meanings:

      (a) "Carrying Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (i) The initial Carrying Value of any asset contributed to the Partnership shall be such asset's gross fair market value at the time of such contribution;

            (ii) The Carrying Values of all Partnership assets shall be adjusted to equal their respective gross fair market values upon an adjustment to the Partners' Capital Accounts as provided in Section 2.03(c) hereof; and

            (iii) If the Carrying Value of an asset has been determined pursuant to clause (i) or (ii) of this subsection (a), such Carrying Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes except that depreciation deductions shall be computed in accordance with Section 2.02(b)(i) hereof.

      (b) "Net Profits" and "Net Losses" mean the taxable income or loss, as the case may be, for a period (or from a transaction) as determined in accordance with Section 703(a) of the Internal Revenue Code of 1986, as amended (the "Code"), computed with the following adjustments:

            (i) Items of gain, loss, and deduction shall be computed based upon the Carrying Values of the Partnership's assets rather than upon the assets' adjusted bases for federal income tax purposes, and, in particular, the amount of any deductions for depreciation or amortization with respect to an asset for a period shall equal such asset's Carrying Value multiplied by a fraction the numerator of which shall be the amount of depreciation or amortization with respect to such asset allowable for federal income tax purposes for such period and the denominator of which shall be such asset's adjusted basis;

            (ii) Any tax-exempt income received by the Partnership shall be included as an item of gross income;

            (iii) The amount of any adjustments to the Carrying Values of any assets of the Partnership pursuant to Code Section 743 shall not be taken into account; and

            (iv) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section 704(b)) shall be treated as a deductible expense.

      (c)   "Excess Negative Balance" for a Partner means the excess, if any, of
            (i) the negative balance in a Partner's Capital Account after reducing such balance by the net adjustments, allocations and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) which, as of the end of the Partnership's taxable year, are reasonably expected to be made to such Partner, over (ii) the sum of (A) the amount, if any, which the Partner is required to restore to the Partnership upon liquidation of such Partner's Interest in the Partnership (or which is so treated pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c)), and (B) that portion of any indebtedness of the Partnership with respect to which the Partner bears the economic risk of loss that such indebtedness would not be repaid out of the Partnership's assets if all of the Partnership's assets were sold at their respective Carrying Values as of the end of the fiscal year or other period and the proceeds from the sales together with any amounts described in clause (A), above, were used to pay the Partnership's liabilities.

      (d) "Fiscal Period" means each twelve-month period (or portion thereof, with respect to any partial year) ending on December 31 of any year of the Partnership's existence.

2.03  Capital Accounts.

      A separate account (a "Capital Account") shall be maintained for each Partner and adjusted in accordance with regulations under Code Section
      704. To the extent consistent with such regulations, the following adjustments to such accounts shall be made:

      (a) There shall be credited to each Partner's Capital Account the amount of any cash actually contributed by such Partner (not including the placement fee, if any, paid by such Partner) to the capital of the Partnership, the fair market value of any property contributed by such Partner to the capital of the Partnership and such Partner's share of the Net Profits of the Partnership and of any items in the nature of income or gain separately allocated to the Partners; and there shall be charged against each Partner's Capital Account the amount of all cash distributions to such Partner, the fair market value (without regard to Code Section 7701(g)) of any property distributed to such Partner by the Partnership (net of any liability secured by such property that the Partner is considered to assume or take subject to or under Code Section 752) and such Partner's share of the Net Losses of the Partnership and of any items in the nature of losses or deductions separately allocated to the Partners.

      (b) If the Partnership at any time distributes any of its assets in-kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined under Sections 2.04, 2.05 and 2.06 below) of the Net Profits or Net Losses that would have been realized by the Partnership had it sold the assets that were distributed at their respective fair market values (taking Code Section 7701(g) into account) immediately prior to their distribution.

      (c) If elected by the General Partner, upon (i) any increase in a Partner's interest in the Partnership resulting from any non de minimis contribution of cash or property by such Partner to the Partnership or (ii) any reduction in a Partner's interest in the Partnership resulting from any non de minimis distribution to such Partner in redemption of all or a portion of such Partner's interest in the Partnership, and (iii) whenever else allowed under applicable Treasury Regulations, the Capital Account balance of each Partner shall be adjusted to reflect the Partner's allocable share (as determined pursuant to Sections 2.04, 2.05 and 2.06 below) of the Net Profits or Net Losses that would be realized by the Partnership if it sold all of its property at its fair market value (taking Code
            Section 7701(g) into account) on the date of the adjustment.

      (d) In the event any Interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

2.04  General Allocations of Net Profits and Net Losses.

      (a) Except as provided in Section 2.05 below, for any Fiscal Period the Net Profits of the Partnership from any source, including the receipt of interest and dividends or from a sale or other disposition of all or any portion of the Partnership's property (including Net Profits deemed realized from distributions of property in kind and including positive adjustments to Capital Accounts resulting from an election pursuant to Section 2.03(c) hereof) or upon liquidation of the Partnership shall be allocated to and among the Partners in accordance with their respective number of Interests in the Partnership.

      (b) Except as provided in Section 2.05 below, for any Fiscal Period the Net Losses of the Partnership from any source, including operations or from a sale or other disposition of all or any portion of the Partnership's property (including Net Losses deemed realized from distributions of property in kind and including negative adjustments to Capital Accounts specified in Section 2.03(c) hereof) or upon liquidation of the Partnership shall be allocated to and among the Partners in accordance with their respective number of Interests in the Partnership.

2.05  Overriding Allocations of Net Profits and Net Losses.

      Notwithstanding the provisions of Section 2.04 above, the following allocations of Net Profits and Net Losses and items thereof shall be made:

            (a) If at the end of any Partnership taxable year a Partner's Capital Account has an Excess Negative Balance, then items of gross income (computed with the adjustments set forth in clauses (i), (ii) and (iii) of Section 2.02(b) hereof for such period (and, if necessary, subsequent periods) shall first be allocated to such Partner in an amount equal to such Partner's Excess Negative Balance.

            (b) In no event shall Net Losses of the Partnership be allocated to a Partner if such allocation would cause or increase an Excess Negative Balance in such Partner's Capital Account and such Net Losses shall be allocated among the other Partners in accordance with Section 2.04 hereof (subject to the provisions of this Section 2.05(b)).

            (c) In the event that Net Profits, Net Losses or items thereof are allocated to one or more Partners pursuant to subsections (a) or (b) above, subsequent Net Profits and Losses will first be allocated (subject to the provisions of subsections (a) and (b)) to the Partners having a Capital Account balance equal to what it would have been had the original allocation of Net Profits, Net Losses or items thereof pursuant to subsections
                  (a) or (b) not occurred.

            (d)   Except as otherwise provided herein or as required by Code
                  Section 704, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Partners in the same manner as are Net Profits and Net Losses; provided, however, that if the Carrying Value of any property of the Partnership differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit related to such property for tax purposes shall be allocated among the Partners so as to take account of the variation between the adjusted basis of the property for tax purposes and its Carrying

                  Value in the manner provided for under Code Section 704(c).

            (e) Except as provided in subsection (a) above, the interest of the General Partner in each item of Partnership income, gain, loss, deduction, or credit will be equal to at least one percent (1%) of each of those items at all times during the existence of the Partnership.

            (f) In the event that the Partnership incurs any nonrecourse indebtedness or partner nonrecourse indebtedness, allocations of deductions attributable to such indebtedness and allocations of minimum gain shall be made in accordance with the provisions of the applicable Treasury Regulations promulgated under Code Section 704(b).

            (g) Each Limited Partner shall be allocated the expense associated with any placement fee (together with any expense reimbursements) or other costs payable by the Partnership in connection with the acquisition of Interests by such Limited Partner.

2.06  Allocations Upon Transfer or Admission.

      In the event that a Partner acquires an Interest in the Partnership either by transfer from another Partner or by acquisition from the Partnership, all Net Profits and Net Losses of the Partnership arising prior to or in connection with such acquisition or transfer (including adjustments to Capital Accounts pursuant to Section 2.03(c) hereof) shall be allocated among the Partners without giving effect to such acquisition or transfer. All other Net Profits and Net Losses of the Partnership shall be allocated among the Partners after giving effect to such acquisition or transfer.

2.07  Special Allocations.

      The General Partner may amend the provisions of this Agreement relating to the allocations of Net Profits, Net Losses and items thereof among the Partners if the Partnership is advised at any time by the Partnership's certified public accountants or legal counsel that in their opinion it is likely that such allocations would not be respected for Federal income tax purposes, but only to the extent necessary to give such provisions a basis on which such allocations would likely be respected in accordance with the advice of such accountants or legal counsel, so that any such amendment will have the least possible effect on such provisions set forth in this Agreement. Such amendment may include retroactive revaluation of the Partnership's assets as of the date of this Agreement if necessary to have the allocations set forth in this Article II have substantial economic effect pursuant to Treasury Regulation
      Section 1.704-1(b)(2)(iv)(f) and (g). Any such amendment shall be deemed to be made in compliance with the fiduciary obligation of the General Partner to the Partnership and the Limited Partners, and no such amendment shall give rise to any claim or cause of action by any Limited Partner. A copy of any such amendment shall be provided promptly to the Limited Partners.

2.08  Guaranteed Payments.

      Notwithstanding anything to the contrary provided in this Agreement, in the event that any fees, interest or other amounts paid to any one or more of the Partners and deducted by the Partnership, are disallowed as deductions to the Partnership on its federal income tax return and are treated as Partnership distributions, then (i) the Net Profits of the Partnership shall be decreased and the Net Losses of the Partnership shall be increased, as the case may be, for the years in which such fees, interest or other amounts were paid, by the amount of such fees, interest or other amounts that are treated as Partnership distributions; (ii) there shall be allocated to such Partners prior to the allocations pursuant to this Agreement, an amount of gross income for the year in which such fees, interest or other amounts were paid equal to the amount of such fees, interest or other amounts that are treated as Partnership distributions; and (iii) the amounts of such fees, interest or other amounts shall be deemed to have been distributed by the Partnership to such Partners and shall be appropriately reflected in the Capital Accounts of such Partners. In such event, an amount of expense equal to that portion of any cash distribution that is recharacterized as a guaranteed payment shall be specially allocated to the Partner receiving such guaranteed payment.

3.    DISTRIBUTIONS

3.01  Distributions of Partnership Cash During the Partnership Term.

      (a) For purposes of this Agreement, "Distributable Cash" means, with respect to any Fiscal Period, the excess of all cash receipts of the Partnership, including income earned on investments, sales of assets and any and all other sources, including amounts released from reserves, over the sum of the following amounts:

            (1) expenses of the types which are to be borne by the Partnership pursuant to Section 4.03 and all fees payable by the Partnership;

            (2) payments of interest, principal and premium under any indebtedness of the Partnership;

            (3) amounts set aside as reserves by the General Partner as necessary to meet the current or anticipated future needs of the Partnership (including follow-on investments);

            (4) at the election of the General Partner, proceeds from the sale of investments in Polish Issuers prior to the Commitment Termination Date representing a return to the Partnership of Drawndown Capital;

            (5) prior to the fifth anniversary of the date hereof, amounts representing Drawndown Capital which has not yet been invested in Polish Issuers; and

            (6) payments for fees and expenses incurred in connection with the organization of the Partnership and the sale of Interests therein.

      (b) Following the first anniversary of the date of this Agreement, Distributable Cash shall be distributed to and among the Partners in proportion to their respective number of Interests in the Partnership, at such times and in such amounts as shall be determined by the General Partner (but not less than annually).

3.02  Certain Payments to the Internal Revenue Service Treated as Distributions.

      (a) For purposes of this Section 3.02, the General Partner may assume that any Limited Partner who fails to provide to the General Partner satisfactory evidence of its tax status for United States federal income tax purposes is a foreign person taxable as a corporation.

      (b) Notwithstanding anything to the contrary herein, to the extent that the Partnership is required, or elects, pursuant to applicable law, either (i) to pay tax (including estimated tax) on a Limited Partner's allocable share of the Partnership's items of income or gain, whether or not distributed, or (ii) to withhold and pay over to the tax authorities any portion of a distribution otherwise distributable to a Limited Partner, the General Partner may pay over such tax or such withheld amount to the tax authorities, and such amount shall be treated as a distribution to such Limited Partner at the time it is paid to the tax authorities.

4.    MANAGEMENT

4.01  Authority of the General Partner.

      Except as otherwise expressly provided in this Agreement or by law, all decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the Partnership shall be made by the General Partner. The General Partner shall have the exclusive right and full authority to manage, conduct and operate the Partnership business on the terms and conditions described herein. Notwithstanding the foregoing, the General Partner shall not take any actions on behalf of the Partnership, or cause the Partnership to take any actions (other than with respect to matters which are applicable to the Partnership and the Partners hereof because of laws, rules and regulations applicable to the Partnership and its Partners which are not so applicable to the Other Fund Entities or the partners thereof (including the Delaware Act and the Code, or any portions thereof)), unless the same actions shall have been duly authorized and taken by, or on behalf of, the Other Fund Entities and are reasonably necessary or advisable to carry out the purposes of the Partnership.

            The execution of any agreement, certificate or other document by the General Partner on behalf of the Partnership shall be sufficient to legally bind the Partnership with respect to its dealings with third parties. Specifically, but not by way of limitation, but subject to the restrictions set forth in the Joint Management Agreement and in this Agreement, the General Partner shall be authorized in the name and on behalf of the Partnership:

      (a) To use Partnership assets to buy, sell, hold and otherwise invest in and deal with securities and short-term investments, and in options and other rights with respect to the foregoing;

      (b) To employ one or more custodians of the assets of the Partnership and authorize such custodians to employ subcustodians and agents and to deposit all or any part of such assets in a system or systems for the central handling of securities or with such other person or persons as the General Partner may determine, and to pay such fees, expenses, salaries, wages and other compensation to such custodians and subcustodians as it shall in its sole discretion determine necessary, desirable or appropriate;

      (c) To effect transactions in securities owned by the Partnership with such broker-dealers as the General Partner may deem appropriate;

      (d) Subject to Section 4.02(b) (vi) hereof, to buy, sell and deal in all types of foreign currencies, foreign exchange and derivative securities thereof;

      (e) To employ such other agents, employees, accountants, attorneys, consultants and other persons (including the Manager and the Advisor), which may be affiliated with the General Partner, reasonably necessary or appropriate to carry out the business and affairs of the Partnership, and, subject to Section 2 of the Joint Management Agreement, to cause the Partnership to pay such fees, expenses, salaries, wages and other compensation to such persons as shall reasonably be necessary, desirable or appropriate;

      (f) To execute, deliver and perform such contracts, agreements, documents and other instruments as it may deem necessary, appropriate or incidental to the accomplishment of the purposes of the Partnership or the conduct of its business;

      (g) To make any and all other expenditures which are reasonably necessary or appropriate in connection with the management of the affairs of the Partnership and the carrying out of its obligations and responsibilities under this Agreement;

      (h) To acquire property, real or personal, as is reasonably necessary or appropriate for the conduct of the Partnership's business and to sell, exchange, or otherwise dispose of all or any part of the Partnership's property;

      (i) To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership provided that the General Partner shall notify the Limited Partners of any material arbitrations, prosecutions or compromises made by the General Partner;

      (j) To take any action of any nature whatsoever necessary to offer and sell limited partnership interests in the Partnership as permitted by Section 2.01(i) above;

      (k) To vote, give assent and otherwise exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the securities and other assets of the Partnership; and execute and deliver proxies or powers of attorney to such person or persons as the General Partner shall deem proper, granting to such person or persons such power and discretion with respect to such securities or other assets as the General Partner shall deem proper;

      (l) To exercise powers and rights which in any manner arise out of ownership of securities, including without limitation subscription rights;

      (m) To hold any security or other assets in a form not indicating any particular owner, whether in bearer, unregistered or other negotiable form, or in the name of the Partnership, a custodian, subcustodian or other depositary or a nominee or nominees;

      (n) To join with other security holders in acting through a committee, depositary, voting trust or otherwise, and, in connection therewith, deposit any security with, or transfer any security to, any such committee, depositary or trustee, and delegate to any person or persons such power and authority with respect to any security (whether or not so deposited or transferred) as the General Partner shall deem proper, and pay such portion of the expenses and compensation of such committee, depositary or trustee as the General Partner shall deem proper;

      (o) To compromise the obligation of a Partner to make a contribution to the capital of the Partnership or to return to the Partnership money or other property paid or distributed to such Partner;

      (p) To establish and maintain reserves for such purposes and in such amounts as it deems appropriate from time to time; and

      (q) To exercise all powers and authority granted by the Delaware Act to general partners, except as otherwise provided in this Agreement.

      With respect to all of its obligations, powers and responsibilities under this Agreement, the General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such instruments and agreements as are reasonably necessary, all on such terms and conditions as are reasonably necessary.

4.02  Restrictions on the Authority of the General Partner.

      (a)   The General Partner shall not:

            (i) do any act in contravention of this Agreement or the restrictions set forth in the Joint Management Agreement;

            (ii) possess or assign rights in specific Partnership property other than for a Partnership purpose;

            (iii) admit a person or entity as a Partner, except as provided in this Agreement;

            (iv) knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction;

            (v) knowingly perform any act, or cause the Partnership to perform any act, which would result in the Partnership being classified as an investment company under the Investment Company Act or as a publicly traded partnership as defined in Code Section 469(k)(2) or Code Section 7704(b);

            (vi) charge or pay, or cause the Partnership to charge or pay, any commission with respect to the offer or sale of Interests, other than as contemplated by the Memorandum;

            (vii) other than up to $600,000 payable in the aggregate to the General Partner and the general partner(s) of the Other Fund Entities (or their affiliates) in reimbursement of certain organizational and offering expenses (reduced pro rata to the extent the aggregate number of Interests sold in the Partnership and in the Other Fund Entities prior to the first anniversary of the date hereof is less than 100), cause the Partnership to reimburse the General Partner or any of its affiliates for organizational or offering expenses, or the salaries, benefits and other compensation costs of its employees or its rent and other overhead costs, including utilities or telephone but excluding travel costs incurred specifically on behalf of the Partnership; or

            (viii) cause the Partnership to make any loan to the General Partner or any affiliate of the General Partner.

      (b) Without the agreement of the Partners and the partners of the Other Fund Entities who collectively own a majority of the aggregate number of Interests in the Partnership and in the Other Fund Entities (for purposes of this Section 4.02(b), each unit owned by a partner of any Other Fund Entities shall also be deemed to be an Interest, and such number of Partners and partners of Other Fund Entities is hereinafter referred to as a "Majority-in-Interest of the Fund's

            Partners"), the Partnership shall not and accordingly the General Partner shall not:

            (i) issue senior securities (including borrowing money from banks), except borrowings, denominated in Polish currency and for short term operating purposes only, in amounts outstanding at any one time not to exceed, prior to the Commitment Termination Date, 10% of the Subscribed Capital of the Partnership and thereafter, 10% of the Total Drawndown Capital of the Partnership (measured at the time of the borrowing);

            (ii) invest, prior to the Commitment Termination Date, more than 15% of the Subscribed Capital of the Partnership, and thereafter, more than 15% of the Total Drawndown Capital of the Partnership (measured at the time of investment), in the securities of any single issuer;

            (iii) generally invest, prior to the Commitment Termination Date, more than 25% of the Subscribed Capital of the Partnership, and thereafter, more than 25% of the Total Drawndown Capital of the Partnership (measured at the time of investment), in the securities of any single industry;

            (iv) purchase or write options or sell securities short or otherwise maintain short positions;

            (v)    purchase or sell commodities or commodity futures;

            (vi) purchase or sell currency and currency futures contracts and options thereon or enter into forward foreign currency contracts except in connection with currency hedging permitted by the Partnership's Investment Policies as in effect from time to time;

            (vii) make loans of money, provided, however, that the purchase by the Partnership of debt securities, commercial paper and other money market instruments or the making of loans to or guaranties on behalf of Polish Issuers in accordance with the Partnership's Investment

                   Policies shall not constitute the making of a loan for purposes hereof;

            (viii) invest in oil, gas or mineral-related programs or leases
                   (including, without limitation, interests in limited partnerships which invest in oil, gas or other minerals) provided that the Partnership may invest in securities issued by companies that invest in or otherwise own oil, gas or other minerals or interests therein;

            (ix) purchase or sell real estate (including, without limitation, real estate limited partnership interests), provided that the Partnership may (a) invest in securities secured by real estate or interests therein or issued by companies that invest in or otherwise own real estate or interests therein, and (b) hold and sell real estate acquired as a result of its ownership of securities; or

            (x) (A) guarantee the indebtedness of a portfolio company in excess of 25% of the Partnership's investment in such company; or (B) guarantee the indebtedness of portfolio companies in excess of 10% of the aggregate Subscribed Capital of the Partnership (or, after the Commitment Termination Date, of the Total Drawndown Capital); or (C) grant any liens on its assets.

            For purposes hereof, the restrictions in clauses (i) through (x) above are hereinafter referred to as the Partnership's "Investment Restrictions".

      (c) Without the agreement of Partners and the partners of the Other Fund Entities who own in the aggregate at least 75% (66 2/3% in the situation specified in Section 1(c)(5) of the Joint Management Agreement) of the aggregate number of Interests in the Partnership and in the Other Fund Entities (including the approval of (i) the EBRD so long as the EBRD owns any Interest in the Partnership or any Other Fund Entities, (ii) DEG so long as DEG continues to own at least the lesser of (A) ten percent (10%) of the aggregate number of Interests in the Partnership and the Other Fund Entities or (B) 11.3 Interests, and (iii) the Pittsburgh Representative so long as the Pittsburgh Group continues to own at least 10.5 Interests) (for purposes of this Section 4.02(c), each unit owned by a partner of any

      Other Fund Entities shall also be deemed to be an Interest, and such number of Partners and partners of the Other Fund Entities is hereinafter referred to as a "Super-Majority-in-Interest of the Fund's Partners"), the Partnership shall not and accordingly the General Partner shall not:

            (i) modify any Investment Policies in a manner which deviates from the Investment Objective of the Partnership; or

            (ii) take any action which, under the terms of the Joint Management Agreement, requires the consent of a Super-Majority-in-Interest of the Fund's Partners.

4.03  Expenses of the Partnership; Reimbursement of the General Partner.

      Subject to Section 2 of the Joint Management Agreement and Section 4.02(a)(vii) hereof, the Partnership shall pay directly or reimburse the General Partner and its affiliates for, as Partnership expenses, all expenses associated with the business of the Partnership which are not payable by the Manager pursuant to the Joint Management Agreement.

4.04  Services of the General Partner.

      During the existence of the Partnership, the General Partner shall devote such time and effort to the Partnership's business as may be necessary to promote adequately the interests of the Partnership and the mutual interests of the Partners; however, it is specifically understood and agreed that neither the General Partner nor any of its affiliates shall be required to devote its full time to Partnership business, and, except as set forth in the Joint Management Agreement, each of the General Partner and such affiliates may at any time and from time to time engage in and possess an interest in other business ventures of any and every type and description, independently or with others, including without limitation ventures involving investing in securities or managing or participating in other funds, and neither the Partnership nor any Partner shall by virtue of this Agreement have any right, title or interest in or to such independent ventures.

4.05  Compensation and Dealings with Partnership.

      Except as provided in Sections 4.01, 4.02 and 4.03 or as otherwise expressly permitted by this Agreement or the Joint Management Agreement, and except for the interests granted to the General Partner hereunder, or subsequently acquired pursuant to the terms hereof, in the profits and losses of and distributions from the Partnership and such interests therein as may be held by affiliates of the General Partner by virtue of their being Limited Partners hereunder, neither the General Partner nor any of its affiliates shall receive any compensation for services rendered in connection with the management or operation of the Partnership or its business. For purposes of this Agreement, "affiliate" of any individual or entity means any individual or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such individual or entity. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an individual or entity, whether through the ownership of voting securities, by contract or otherwise.

4.06  Liability of the General Partner; Indemnification.

      (a) Neither the General Partner, nor any of its affiliates (an "Indemnified Party") shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of any Indemnified Party if such Indemnified Party determined reasonably and in good faith that the action or inaction was in or not opposed to the best interests of the Partnership and the action or inaction did not constitute Negligence or intentional misconduct of the Indemnified Party. Each Indemnified Party shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them which arise out of any action or inaction of such Indemnified Party if such Indemnified Party determined reasonably and in good faith that such action or inaction was in or not opposed to the best interests of the Partnership and such action or inaction did not constitute Negligence or intentional misconduct of the Indemnified Party. The Partnership shall not indemnify any Indemnified

            Party in connection with a proceeding (or part thereof) initiated by such Indemnified Party unless the initiation thereof was approved by a majority of the Independent Board Members (as defined in the Joint Management Agreement). The indemnification rights provided in this
            Section 4.06 (i) shall not be deemed exclusive of any other rights to which an Indemnified Party may be entitled under any law, agreement or vote of the Partners of the Partnership and the partners of the Other Fund Entities, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. For purposes of this Agreement, "Negligence" by any person or entity means the failure of such person, other than in the exercise of such person's good faith business judgment, to perform a manifest duty in disregard of the consequences of the action or omission constituting such failure, taking into account in determining whether such person has been Negligent, the facts available to such person at the time of such failure and the circumstances then existing.

      (b) Except as provided in Section 4.08, the reimbursement and indemnity obligations of the Partnership under this Agreement shall:

            (i) be paid from, and only to the extent of, Partnership assets, and no Partner shall have any personal liability on account thereof;

            (ii) be in addition to any liability which the Partnership may otherwise have;

            (iii) extend upon the same terms and conditions to the directors, officers, employees and affiliates of each Indemnified Party; and

            (iv) be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Party.

      (c) An Indemnified Party shall ensure that all reasonable steps are taken to avoid or mitigate any loss or liability which might give rise to an indemnification under this Section 4.06. An Indemnified Party shall exercise reasonable care in the selection, instruction, engagement, retention and supervision of agents. If an Indemnified Party becomes aware of a matter that may give rise to its ability to be indemnified under this Section 4.06 it shall use all reasonable efforts to give notice of such matter as soon as practicable thereafter to the Limited Partners.

4.07  Limitations on Limited Partners.

      (a)   None of the Limited Partners shall:

            (i) be permitted to take part in the management or control of the business or affairs of the Partnership;

            (ii) have any voice in the management or operation of any Partnership property; or

            (iii) have the authority or power in his or her capacity as a
                  Limited Partner to act as agent for or on behalf of the Partnership or any other Partner, to do any act which would be binding on the Partnership or any other Partner, or to incur any expenditures on behalf of or with respect to the Partnership.

      (b) Each Limited Partner may himself or through his agent or through any one or more of the members of the Oversight Board inspect the accounts of the Partnership and examine into the state and prospects of the Partnership business and advise with the Partners thereon.

4.08  Liability of Limited Partners.

      So long as each Limited Partner complies with the provisions of Section 4.07, the liability of such Limited Partner for the losses, debts and obligations of the Partnership shall be limited to such Limited Partner's respective capital contribution and the Limited Partner's share of any undistributed net profits; provided, however, that under applicable partnership, fraudulent conveyance, or similar laws, a Limited Partner may be liable to the Partnership to the extent of previous distributions made to such Limited Partner, with interest, in the event that the Partnership does not have sufficient assets to discharge its liabilities.

4.09  Voluntary Withdrawal and Expulsion of a General Partner.

      (a) Except in connection with the admission to the Partnership of a general partner which is an assignee of the Interest of a General Partner as provided in Section 6.02, or in connection with the removal of the Manager pursuant to the Joint Management Agreement, no General Partner shall voluntarily retire or withdraw from the Partnership.

      (b) The owners of a majority of the aggregate number of Interests in the Partnership (a "Majority-in-Interest of the Partnership's Partners") may expel the General Partner from the Partnership in the event any of the following has occurred:

            (i) any action by the General Partner has been determined by a court of competent jurisdiction to constitute fraud against the Partnership;

            (ii) the General Partner or any affiliate of the General Partner has been convicted of any felony (but only if such conviction has had a material adverse effect on the reputation of the Partnership);

            (iii) a court of competent jurisdiction has determined that the
                  General Partner has committed a material breach of its fiduciary obligations to the Partnership;

            (iv) a court of competent jurisdiction has determined that the General Partner has recklessly or wilfully committed a material breach of the provisions of this Agreement or has been Negligent in carrying out or failing to carry out its duties hereunder;

            provided that, in any of such cases, the judgment of the court of competent jurisdiction is a final judgment with no right of appeal and further provided that no such decision to expel the General Partner shall be effective until the appointment of one or more General Partners to replace the General Partner, such appointment to be made by a Majority-in-Interest of the Partnership's Partners (provided that any such successor General Partner shall be an affiliate of the general partners of the Other Fund Entities or any successors thereto).

4.10  Withdrawal of a General Partner.

      After a General Partner's bankruptcy, death, expulsion, dissolution (other than the dissolution of a General Partner which itself is a general or limited partnership and which does not wind up its business following the dissolution, but instead reconstitutes itself and continues its business), adjudication of incompetence or withdrawal (other than a withdrawal resulting from an assignment of all of the General Partner's Interest in the Partnership pursuant to Section 6.02 below), such General Partner's Interest shall (a) immediately, if there is then another general partner, or (b) immediately upon the election of a new general partner in accordance with Section 7.01(b), if no other general partner then existed, become that of a Limited Partner (without the necessity of receiving the consent of any other Partner). In such event, such General Partner shall cease to have any right to participate in any manner in the management or control of the business of the Partnership, but such General Partner's interest in the Net Profits and Net Losses and distributions of the Partnership shall remain unchanged. Any Limited Partner may obtain from the Partnership a list of all the Limited Partners and their addresses and, as provided in Section 7.01(b) hereof, a meeting may be called for the purpose of appointing one or more General Partners pursuant hereto.

4.11  Meetings of the Limited Partners.

      (a) Meetings of the Limited Partners for any purpose (including the designation of representatives to the Oversight Board pursuant to the Joint Management Agreement or the other matters set forth in
            Section 4.02 above) may be called by the General Partner at any time and shall be called by the General Partner (i) before June 30, 1996 and thereafter before June 30 in each calendar year; and (ii) within ten days after written request for such a meeting signed by (A) a majority of the Oversight Board constituted in the Joint Management Agreement or (B) 10% in interest of the Partnership's Limited Partners (as defined below); provided, that no more than one meeting may be called by Limited Partners during any twelve-month period, except that meetings called to appoint a new General Partner pursuant to Section 4.09 or 4.10 hereof shall not be subject to this limitation and, notwithstanding the foregoing, meetings may be called at any time by that number of Limited Partners who own more than 50% of the aggregate number of Interests in the Partnership. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Meetings shall be held at the principal office of the General Partner or at such other place outside the United States as may be designated by the General Partner, or, if the meeting is called upon the request of the Oversight Board or Limited Partners, such place outside the United States and at such time as is designated by the Oversight Board or such Limited Partners. At each meeting, the Limited Partners shall be given the opportunity to review and discuss the Partnership's investment activities with the General Partner and a representative of the Manager and the Advisor. In addition, the General Partner may, and upon receipt of a written request signed by that number of Limited Partners who own more than 10% of the aggregate number of Interests in the Partnership (such number of Limited Partners being referred to as "10% in interest of the Partnership's Limited Partners"), the General Partner shall, submit any matter upon which the Limited Partners are entitled to act to the Limited Partners for a vote by written consent without a meeting (in which case the vote shall only be passed if approved by such number of Partners as would have been required had such vote been taken at a meeting).

      (b)   Notice of any meeting to be held pursuant to paragraph (a) above or
            Section 4.10 hereof shall be given not less than 10 days nor more than 60 days before the date of the meeting, to each Limited Partner at his record address on the books of the Partnership, or at such other address which he may have furnished in writing to the General Partner of the Partnership. Such notice shall be in writing, and shall state the place, date and hour of the meeting and shall indicate (if so) that the notice is being issued at or by the direction of the Limited Partner or Limited Partners calling the meeting. If a meeting is adjourned to another time or place, and if an announcement of the adjournment or time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting.

      (c) For the purpose of determining the Partners entitled to vote at any meeting of the Partners, or any adjournment thereof, or to vote by written consent without a meeting, the General Partner (or, in the case of votes to be taken at meetings called pursuant to Section
            4.10 hereof, the Limited Partner or Partners calling the meeting) may fix, in advance, a date as the record date for any such determination of Partners. Such date shall not be more than 50 days nor less than ten days before any such meeting or submission of a matter to the Partners for a vote by written consent.

     (d) Each Partner may authorize any person or persons to act for him by proxy with respect to any matter in which such Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

     (e) At each meeting of Partners, the Partners present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate. For purposes of determining whether a matter has been approved by a Majority-in-Interest of the Fund's Partners or the applicable Super-Majority-in-Interest of the Fund's Partners, the vote on such matter taken by the partners of any or all of the Other Fund Entities may, but need not be, taken simultaneously and at the same meeting as the vote on such matter taken by the Partners, and the votes of partners of the Other Fund Entities shall be aggregated with the votes of the Partners to determine whether a matter has been approved by a Majority-In-Interest of the Fund's Partners or the applicable Super-Majority-In-Interest of the Fund's Partners so long as such votes are taken not more than 30 days apart.

4.12 EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT.

     (a) The Limited Partners agree to vote for a designee of the EBRD as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; PROVIDED, that such agreement will not apply at any time that the EBRD owns less than ten percent (10%) of the aggregate number of Interests in the Partnership and in the Other Fund Entities;

     (b) The EBRD agrees that it will always act without unreasonable delay in connection with any consent or approval being requested of it under this Agreement or any Fund Document which requires or provides for the consent or approval of the EBRD or the EBRD's representative on the Oversight Board in certain circumstances;

      (c) For purposes of this Agreement, "Fund Documents" means: (i) this Agreement; (ii) the Limited Partnership Agreement of Pioneer Poland U.K., L.P.; (iii) the Joint Management Agreement; (iv) the Advisory Agreement between the Manager and the Advisor; (v) the Administration Agreement to be entered into by the General Partner and Abacus Asset Management Limited (the "Administrator"), pursuant to which the Administrator will maintain the books and records of the General Partner; and (vi) the Administration Agreement to be entered into between the Manager and the Administrator pursuant to which the Administrator will maintain the books and records of the Manager.

4.13  DEG - Deutsche Investitions- und Entwicklungsgesellschaft mbH

      (a) The Limited Partners agree to vote for a designee of Deutsche Investitions und Entwicklungsgeselleschaft ("DEG") as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; provided, that such voting agreement will not apply at any time that DEG does not own at least the lesser of (A) ten percent (10%) of the aggregate number of Interests in the Partnership and the Other Fund Entities or (B) 11.3 Interests.

      (b) DEG agrees that it will always act without unreasonable delay in connection with any consent or approval being requested of it under this Agreement or any Fund Document which requires or provides for the consent or approval of DEG or DEG's representative on the Oversight Board in certain circumstances.

4.14  The Pittsburgh Group

      (a) The Limited Partners agree to vote for a joint designee of the Limited Partners comprising the Pittsburgh Group as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; provided, that such voting agreement will not apply at any time that the Pittsburgh Group owns less than 10.5

            Interests; and provided, further, that such voting agreement will not apply unless all three members of the Pittsburgh Group agree on such designee.

      (b) Each Limited Partner that is a member of the Pittsburgh Group agrees that it will always cause the Pittsburgh Representative to act without unreasonable delay in connection with any consent or approval being requested of him under this Agreement or any Fund Document which requires or provides for the consent or approval of the Pittsburgh Representative in certain circumstances.

5.    BOOKS, RECORDS AND BANK ACCOUNTS

5.01  Books and Records.

      The General Partner shall keep true and correct books of account with respect to the operation of the Partnership. Such books shall be maintained at the principal place of business of the Partnership, or at such other place as the General Partner shall determine, and all Limited Partners, or their duly authorized representatives, shall at all reasonable times and on reasonable notice to the General Partner have access to such books.

5.02  Accounting Basis; Fiscal Year; Tax Matters Partner.

      Such books shall be kept on the accrual method of accounting, or on such other method of accounting as the General Partner may determine, and shall be closed and balanced at the end of each fiscal year of the Partnership. The fiscal year of the Partnership shall be the calendar year. The Partnership's tax matters partner, for purposes of Code Section 6231, shall be the General Partner. The General Partner may, in its discretion, make, or refrain from making, any income or other tax elections for the Partnership that it deems necessary or advisable, including an election pursuant to Code Section 754.

5.03  Reports.

      (a) The General Partner will deliver to each Limited Partner (i) within 90 days after the end of each fiscal year a copy of the balance sheet of the Partnership as of the end of such year, together with statements of income and of cash flow for the Partnership, all in reasonable detail, prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), audited by a firm of certified public (or chartered) accountants of international standing appointed by the General Partner and accompanied by a report thereon of the Partnership's investments as of such date, a report of the Partnership's activities during the previous year and the Advisor's analysis of the investment climate then prevailing in Poland, (ii) within 75 days after the end of each fiscal year, such tax information as is necessary for such Limited Partner to prepare and file applicable tax returns; (iii) within 30 days after the end of each calendar quarter, a copy of the balance sheet of the Partnership as of the end of such quarter, together with statements of income and cash flow for the Partnership prepared in accordance with GAAP and accompanied by a description of the Partnership's investments as of such date; and (iv) within 30 days after the end of each calendar month, a statement (as of the preceding month-end Valuation Day (as defined in the Joint Management Agreement)) of the number of Interests held by the Limited Partner, and the Net Asset Value per Interest (as calculated pursuant to the Joint Management Agreement).

      (b) The cost of all such reporting shall be paid by the Partnership as a Partnership expense. Any Partner may, at any time, at his or her own expense, cause an audit of the Partnership books to be made by a certified public accountant of his or her own selection.

6.    ASSIGNABILITY OF INTERESTS

6.01  Substitution and Assignment of a Limited Partner's Interests.

      (a) A Limited Partner may not sell, transfer, assign, pledge or otherwise dispose of (collectively, "transfer") all or any part of such Limited Partner's Interests (whether voluntarily, involuntarily or by operation of law), except in accordance with the following to the reasonable satisfaction of the General Partner:

            (i) no such transfer shall be made unless, in the opinion of counsel to the Partnership, (x) such transfer would not require registration under the Securities Act, or otherwise result in the violation of any other applicable securities law, (y) such transfer would not require registration under the Investment Company Act, and (z) such transfer would not result in adverse tax consequences to the Partnership or the Partners thereof (including the Partnership being treated as an association taxable as a corporation);

            (ii) the transferee shall have paid to the Partnership all costs and expenses incurred by the Partnership in connection with such transfer;

            (iii) the Partnership shall not be required to recognize any such transfer until the instrument conveying such Interest has been delivered to the General Partner for recordation on the books of the Partnership; and

            (iv) unless a transferee becomes a substituted limited partner in accordance with the provisions set forth below, such transferee shall not be entitled to any of the rights granted to a Limited Partner hereunder, other than the right (unless prohibited by Section 6.01(a)(i) hereof) to receive all or part of the share of the net profits, net losses, distributions or returns of capital to which the transferor would otherwise be entitled.

      (b) A transferee of the Interest of a Limited Partner, or any portion thereof, shall become a substituted limited partner having the rights and powers of, and become subject to the restrictions and liabilities of, a Limited Partner, as the case may be, if, and only if:

            (i)   the transferor gives the transferee such right;

            (ii) the transferee pays to the Partnership all costs and expenses incurred in connection with such substitution, including specifically, without limitation, costs incurred in amending the Partnership's then current Certificate of Limited Partnership, if necessary; and

            (iii) the transferee executes and delivers such instruments, in form and substance satisfactory to the General Partner, as the General Partner may deem necessary or desirable to effect such substitution and to confirm the agreement of the transferee to be bound by all of the terms and provisions of this Agreement.

      (c) Notwithstanding anything to the contrary contained herein, the General Partner may impose such additional restrictions on the transfer of Partnership Interests as may be reasonably required, in the opinion of counsel to the Partnership, to prevent the taxation of the Partnership for federal income tax purposes as a corporation or as an association taxable as a corporation, including without limitation, preventing Partnership Interests from being traded on an established securities market or readily tradeable on a secondary market (or the substantial equivalent thereof), and making any amendment to this Agreement as the General Partner in its reasonable discretion may determine to be necessary or appropriate in order to impose such restrictions.

      (d) The Partnership and the General Partner shall be entitled to treat the record owner of any Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written instrument conveying such Interest has been received and accepted by the General Partner and recorded on the books of the Partnership and the other conditions for transfer set forth herein have been satisfied. The General Partner may refuse to accept a transfer until the end of the next successive quarterly accounting period. In no event shall any Interest, or any portion thereof, be transferred to a minor or incompetent, and any such attempted transfer shall be void and ineffectual and shall not bind the Partnership or the General Partner.

      (e) The death or incompetency of a Limited Partner shall not dissolve the Partnership. A transferee of an Interest, whether or not it becomes a substitute limited partner, which desires to make a further transfer of such Interest shall be subject to all of the provisions of this Section 6.01 to the same extent and in the same manner as a Limited Partner desiring to make a transfer of its Interest.

6.02  Assignment of a General Partner's Interest.

      The Interest of a General Partner in the Partnership shall be assignable, in whole or in part, at any time and from time to time, to any person or entity so long as such transfer will not, in the opinion of the lawyer to the Partnership, result in any adverse consequences to the Partnership, including without limitation the withdrawal of Jersey regulatory supervision or the Partnership's listing on the securities exchange, if any, on which it is then listed; provided, that in no event shall an assignee of all or a portion of a General Partner's Interest in the Partnership become a General Partner or have the authority to participate in the management of the Partnership or to incur any obligations on behalf of the Partnership, unless:

            (a)   the assigning General Partner gives the assignee such right;

            (b) the assignee pays to the Partnership all costs and expenses incurred in connection with such assignment, including specifically, without limitation, costs incurred in amending the Partnership's Certificate of Limited Partnership;

            (c) the assignee executes and delivers such instruments, in form and substance satisfactory to the General Partner, as the General Partner may deem necessary or desirable to effect the admission of the assignee into the Partnership and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement;

            (d) The Partnership receives an opinion of counsel to the Partnership that the Partnership will continue to be classified as a partnership for federal income tax purposes notwithstanding the admission of the new general partner and, if applicable, the withdrawal of the assignor General Partner; and

            (e) except for assignments to an affiliate of the General Partner, which shall require no consent, the General Partner and a Majority-in-Interest of the Partnership's Limited Partners (including (A) the EBRD so long as the EBRD owns any Interest in the Partnership, (B) DEG so long as DEG continues to own at least the lesser of (x) ten percent (10%) of the aggregate number of Interests in the Partnership and the Other Fund Entities or (y) 11.3 Interests, and (C) the Pittsburgh Representative (acting on behalf of the Limited Partners comprising the Pittsburgh Group) so long as the Pittsburgh Group continues to own at least 10.5 Interests) consent to the admission of the assignee into the Partnership as a General Partner.

      This Agreement constitutes the specific written consent of each Limited Partner to the admission to the Partnership of a new General Partner upon the terms, and subject to satisfaction of the conditions, set forth in this Section 6.02 (other than the consent required by clause (v) above). Each Limited Partner further acknowledges and agrees that the power of attorney granted by each Limited Partner pursuant to Section 8.03 below shall enable the General Partner to execute and record on behalf of such Limited Partner any and all instruments necessary or appropriate to reflect the admission of an assignee as an additional or substituted General Partner as provided in this Section 6.02.

7.    DISSOLUTION, TERMINATION AND LIQUIDATION

7.01  Events of Dissolution.

      (a)   The Partnership shall be dissolved:

            (i)   as provided in the Joint Management Agreement;

            (ii) except as provided in Section 7.01(b) below, upon the General Partner's bankruptcy, death, expulsion, dissolution (other than the dissolution of a General Partner which itself is a general or limited partnership and which does not wind up its business following the dissolution, but instead continues its business), adjudication of incompetence or any other event of withdrawal (as defined in the Delaware Act), unless there is at least one remaining general partner of the Partnership (such general partner being hereby authorized to carry on the business of the Partnership);

            (iii) upon the sale or other disposition of all of the Partnership's assets; or

            (iv) in any event, at 12:00 midnight, Boston time, on December 31, 2009.

      (b) Notwithstanding the occurrence of an event specified in Section 7.01(a)(ii) hereof, the Partnership shall not be dissolved and its business and affairs shall not be discontinued, and the Partnership shall remain in existence as a limited partnership under the laws of the State of Delaware, if, within 90 days after such occurrence, a Majority-in-Interest (or such greater percentage in interest of the Partners as may be required by the Delaware Act) of the Partnership's Partners (which for this purpose shall include (A) the EBRD so long as the EBRD owns any Interest in the Partnership, (B) DEG so long as DEG continues to own at least the lesser of (x) ten percent (10%) of the aggregate number of Interests in the Partnership and the Other Fund Entities or (y) 11.3 Interests, (C) the Pittsburgh Representative (acting on behalf of the Limited Partners comprising the Pittsburgh Group) so long as the Pittsburgh Group continues to own at least 10.5 Interests and (D) a former General Partner which will become a Limited Partner by operation of Section 4.09 if a new General Partner is appointed), elect to continue the Partnership and the Partnership business and consent to the appointment, effective as of the date of the event specified in Section 7.01(a)(ii) hereof, of one or more additional general partners of the Partnership, if necessary or desired.

      (c) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership shall have been cancelled and the assets of the Partnership shall have been distributed as provided herein. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement. Upon dissolution, the General Partner or a liquidator appointed by a Majority-in-Interest of the Partnership's Partners, shall liquidate and distribute the assets of the Partnership, apply and distribute the proceeds of any sale thereof as contemplated by this Agreement and cause the cancellation of the Partnership's Certificate of Limited Partnership.

7.02  Distributions Upon Liquidation.

      (a) After payment of liabilities owing to creditors, the General Partner or liquidator shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, including the expenses of liquidation. Such reserves may be paid over by the General Partner or liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partner or liquidator may deem advisable, such reserves shall be distributed to the Partners or their assigns in the manner set forth below in Section 7.02(b). After paying such liabilities and providing for such reserves, the General Partner or liquidator shall cause the remaining net assets of the Partnership to be distributed to and among the Partners in the manner set forth below in Section 7.02(b). In the event that any part of such net assets consists of securities or other non-cash assets, the General Partner or liquidator shall, unless a distribution of such assets is approved as set forth in Section 4.02(c)(ii) above, take such steps as it deems appropriate to convert such assets into cash.

      (b) After payment or provision for all liabilities of the Partnership pursuant to Section 7.02(a), and the allocation of Net Profits and Net Losses pursuant to Sections 2.03 through 2.06 (including any deemed Net Profits or Net Losses attributable to assets to be distributed to the Partners in-kind in accordance with Section 2.03(b) or otherwise pursuant to Sections 2.04 and 2.05), the General Partner shall distribute the remaining Partnership assets to the Partners in accordance with their respective positive Capital Account balances. For the purposes of this Section 7.02 (subject to paragraph (a) above), an asset distributed to a Partner in kind shall be considered as a distribution in the amount of the asset's fair market value (net of liabilities secured by such asset that the Partner is considered to assume or take subject to or under Code
            Section 752).

      (c) The General Partner shall be obligated to make the following contributions to the capital of the Partnership in addition to the contributions referred to under Section 2.01(k) hereof:

            (i) Upon dissolution of the Partnership, after any allocation of Net Profits or Net Losses pursuant to Sections 2.04 and 2.05 hereof and the initial distributions to the Partners pursuant to Section 7.02(b) hereof, the General Partner shall contribute to the capital of the Partnership an amount equal to the lesser of (x) its negative Capital Account balance, if any, and (y) the excess of (A) 1.01% of the total capital contributions of the Limited Partners over (B) the aggregate amount of capital previously contributed to the Partnership by the General Partner. Such amount shall be treated as additional liquidation proceeds subject to Section 7.02 hereof.

            (ii) In addition, upon the liquidation of the Interest of a General Partner other than pursuant to a dissolution of the Partnership, the General Partner whose Interest is liquidated shall contribute to the Partnership the amount such General Partner would have been obligated to contribute pursuant to clause (i) above, had the Partnership dissolved at the time of the liquidation of the General Partner's Interest.

8.    MISCELLANEOUS

8.01  Notices.

      Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the Partner giving such notice, election or demand and shall be delivered personally, or sent by registered or certified mail or international courier company (such as Federal Express), to the other Partner or Partners, at his record address on the books of the Partnership or at such other address as may be supplied by written notice given in conformity with the terms of this
      Section 8.01. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice.

8.02  Successors and Assigns.

      Subject to the restrictions on transfers set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Partners, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any Partner, whether such successor acquires such interest by way of gift, purchase, foreclosure or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

8.03  Power of Attorney.

      Each Limited Partner and any additional or substituted Limited Partner, by the execution of this Agreement or any counterpart thereof by its attorney-in-fact, does hereby irrevocably constitute and appoint the General Partner, and any person or entity which becomes a substitute or additional General Partner, and each of them acting alone in each case with full power of substitution, such Limited Partner's true and lawful agent and attorney-in-fact, with full power and authority in such Limited Partner's name, place and stead, to make, execute, acknowledge, swear to, deliver, file and record such documents and instruments as may be necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to, (a) such amendments to this Agreement and the Partnership's Certificate of Limited Partnership, as amended from time to time, as are necessary to effectuate the provisions of Sections 4.10 or
      8.04 of this Agreement or to admit additional or substituted Limited Partners or additional or substituted General Partner(s) to the Partnership pursuant to Section 2.01, Section 6.01 or Section 6.02 or to effectuate the withdrawal of any General Partner or Limited Partner pursuant to Section 6.01 or Section 6.02; (b) such documents and instruments as are necessary to cancel the Partnership's Certificate of Limited Partnership pursuant to Section 7.01 and (c) all other instruments which may be required or permitted to be filed on behalf of the Partnership. The foregoing power of attorney, being coupled with an interest, is hereby declared to be irrevocable. This Power of Attorney shall survive the death, dissolution or incapacity of any Limited Partner and the assignment by any Limited Partner of such Limited Partner's Interest in the Partnership.

8.04  Amendment.

      In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time in any of the following manners:

      (a) By a writing executed by a Majority-in-Interest of the Partners; provided, however, that (i) any amendment which would increase the liability of a Limited Partner to the Partnership, amend Section 2.01, 2.03, 2.04 (except as provided in clause (b) below), 2.05, 3.01, 6.01, 7.01, 7.02 or this Section 8.04(a) may be made only by a writing executed by all of the Partners affected thereby; (ii)
            Section 4.02(c) may only be
            amended with the consent of the applicable
            Super-Majority-in-Interest of the Fund's Partners; (iii) Sections 1.03(b) and 4.12 may only be amended with the consent of the EBRD (if the EBRD then has special approval rights pursuant thereto);
            (iv) Sections 1.03(b) and 4.13 may only be amended with the consent of DEG (if DEG then has special approval rights pursuant thereto);
            (v) Sections 1.03(b) and 4.14 may only be amended with the consent of the Pittsburgh Representative (if the Pittsburgh Representative then has special approval rights pursuant thereto); and (vi) no amendment may be made to this Agreement (other than amendments with respect to matters which are applicable to the Partnership and the Partners hereof because of laws, rules and regulations applicable to the Partnership and its Partners which are not so applicable to the Other Fund Entities or the partners thereof (including the Delaware Act and the Code, or any portions thereof) (any such amendment being hereinafter referred to as a "U.S. - Specific Amendment")) unless a similar amendment has been made to the partnership agreements of the Other Fund Entities. Further, the Partners agree to amend this Agreement as directed by a Majority-in-Interest of the Fund's Partners; provided, that similar amendments have been made to the partnership agreements of the Other Fund Entities and that the required amendment does not contravene Delaware law.

      (b) By the General Partner, without the consent or approval of the Limited Partners, to amend appropriate provisions of this Agreement if the Partnership is advised at any time by its legal counsel that the allocations of Net Profits and Losses provided in Section 2.04 hereof are unlikely to be respected for federal income tax purposes, either because of the promulgation and adoption of Treasury regulations under Code Section 704 or other developments in applicable law. In making any such amendment, the General Partner shall use its best efforts to effect as little change in the economic and tax arrangements among the Partners as it shall determine in its sole discretion to be necessary to provide for allocations of profits and losses to the Limited Partners which it believes will be respected for federal income tax purposes. Any amendments made by the General Partner pursuant to this subsection 8.04(b) shall be deemed to be made pursuant to the fiduciary obligations of the General Partner to the Partnership and to the Limited Partners, and no such amendment shall give rise to any claim or cause of action by any Limited Partner.

8.05  No Waiver.

      The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

8.06  Creditors.

      None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of any Partner or of the Partnership other than a Partner who is a creditor of the Partnership pursuant to the terms of this Agreement.

8.07  Entire Agreement.

      This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior written or oral agreements among the parties with respect to such subject matter.

8.08  Captions.

      Titles or captions of Articles or Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

8.09  Counterparts.

      This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Partners, notwithstanding that all Partners have not signed the same counterpart.

8.10  Severability.

      The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

8.11  Applicable Law.

      This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of Delaware.

8.12  Arbitration.

      (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be referred to and finally resolved by arbitration administered by the London Court of International Arbitration in accordance with the UNCITRAL Arbitration Rules as in force and effect on the date of this Agreement. Any dispute shall be submitted to an arbitral tribunal of one arbitrator appointed by the London Court of International Arbitration which shall, regardless of the number of parties to such dispute, be empowered to act as the appointing authority for such purposes. The place of arbitration shall be London, England, and the English language shall be used throughout the arbitral proceedings. Without prejudice to the rights of the EBRD set out in paragraph (c) of this Section, the General Partner and the Limited Partners agree that the jurisdiction of any court or other judicial authority to rule on a question of law affecting the arbitration or to hear any appeal from or entertain any judicial review of the arbitral award is hereby ousted. The General Partner and the Limited Partners agree that any award of the arbitrator may be enforced in the courts of England.

      (b) The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award, any dispute properly brought before it by any party to this Agreement insofar as such dispute arises out of this Agreement, but subject to the foregoing no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings.

      (c) Nothing in this Section shall be construed as a waiver, renunciation or other modification of the privileges, immunities and exemptions of the EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development dated May 29, 1990, international convention or any applicable laws.

8.13  Partition.

      The Partners hereby agree that no Partner nor any successor-in-interest to any Partner, shall have the right while this Agreement remains in effect to have the property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned, and each Partner, on such Partner's own behalf, and on behalf of such Partner's successors, representatives, heirs, and assigns, hereby waives any such right. It is the intention of the Partners that during the term of this Agreement, the rights of the Partners and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Partner or successor-in-interest to assign, transfer, sell or otherwise dispose of such Partner's interest in the property of the Partnership shall be subject to the limitations and restrictions of this Agreement.

8.14  Gender, Etc.

      In the case of all terms used in this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

8.15  Definitions.

      The definitions of the terms used in this Agreement as set forth in the Sections of this Agreement are listed below:

          Term                                  Section
          ----                                  -------
          "Administrator"                       4.12(c)
          "Advisor"                             1.03
          "affiliate"                           4.05
          "Capital Account"                     2.03(a)
          "Carrying Value"                      2.02(a)
          "Code"                                2.02(b)
          "Commitment Termination Date"         2.01(b)
          "control"                             4.05

          "Defaulting Partner"                  2.01(c)
          "DEG"                                 1.03(b)
          "Delaware Act"                        1.02
          "Distributable Cash"                  3.01(a)
          "Drawndown Capital"                   2.01(b)
          "EBRD"                                1.03(a)
          "Excess Negative Balance"             2.02(c)
          "First Installment of
             Subscribed Capital"                2.01(a)
          "Fiscal Period"                       2.02(d)
          "Fourth Installment Notice"           2.01(c)
          "Fourth Installment of
             Subscribed Capital"                2.01(c)
          "Fund"                                1.03
          "Fund Documents"                      4.12(c)
          "GAAP"                                5.03(a)
          "General Partner(s)"                  Description of Parties
          "Indemnified Party"                   4.06(a)
          "Interest(s)"                         2.01(a)
          "Investment Company Act"              2.01(i)
          "Investment Objective"                1.03
          "Investment Policies"                 1.03
          "Investment Restrictions"             4.02(b)
          "Joint Management Agreement"          1.03
          "LP Purchaser"                        2.01(d)
          "Limited Partner"                     Description of Parties
          "Majority-in-Interest of the
             Fund's Partners"                   4.02(b)
          "Majority-in-Interest of the
             Partnership's Partners"            4.09(b)
          "Manager"                             1.03
          "Memorandum"                          1.03
          "Negligence"                          4.06(a)
          "Net Asset Value"                     2.01(i)
          "Net Losses"                          2.02(b)
          "Net Profits"                         2.02(b)
          "Non-Defaulting Partner"              2.01(d)
          "Other Fund Entities"                 1.03
          "Oversight Board"                     1.03(b)
          "Partners"                            1.06(b)
          "Partnership"                         Description of Parties
          "Pittsburgh Group"                    1.03(b)
          "Pittsburgh Representative"           1.03(b)
          "Polish Issuers"                      1.03(a)
          "Second Installment Notice"           2.01(b)
          "Second Installment of
             Subscribed Capital"                2.01(b)
          "Securities Act"                      2.01(i)
          "Subscribed Capital"                  2.01(a)

          "Super-Majority-in-Interest
             of the Fund's Partners"            4.02(c)
          "10% in interest of the
             Partnership's Limited
             Partners"                          4.11(a)
          "Third Installment Notice"            2.01(b)
          "Third Installment of
             Subscribed Capital"                2.01(b)
          "Total Drawndown Capital"             2.01(b)
          "transfer"                            6.01(a)
          "U.S.-Specific Amendment"             8.01(a)

8.16  Covenant to Maintain Net Worth.

      The General Partner hereby covenants and agrees that it shall at all times use its reasonable best efforts to maintain net worth sufficient to satisfy any and all net worth requirements set forth in the Code and regulations and rulings thereunder for general partners of a limited partnership in order for the Partnership to maintain its classification as a limited partnership under the Code.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the 20th day of January, 1995.

                              GENERAL PARTNER:

                              Pioneer Poland U.S. (Jersey) Limited


                              By: /s/ Peter A. N. Bailey
                                  ---------------------------------
                                  Peter A. N. Bailey, Director


                              WITHDRAWING INITIAL LIMITED PARTNER:

                              Pioneer Poland U.K. (Jersey) Limited


                              By: /s/ Peter A. N. Bailey
                                  ---------------------------------
                                  Peter A. N. Bailey, Director

                              ADDITIONAL LIMITED PARTNERS:


                              Those persons named as limited partners
                              on Schedule A hereto

                              By:  Pioneer Poland U.S. (Jersey)
                                   Limited, as their attorney-in-fact
                                   pursuant to the provisions of their
                                   Subscription Agreements:

                                   By: /s/ Peter A. N. Bailey
                                       ---------------------------------
                                       Peter A. N. Bailey, Director

                              AND

                                   By: Pioneering Management (Jersey)
                                       Limited, as their attorney-in-fact
                                       pursuant to the provisions of their
                                       Subscription Agreements:

                                   By: /s/ Peter A. N. Bailey
                                       ---------------------------------
                                       Peter A. N. Bailey, Director

                                   SCHEDULE A

                                 GENERAL PARTNER

                                   Number                        Aggregate
Name and Address                  of Units                  Subscribed Capital
----------------                  --------                  ------------------
Pioneer Poland U.S.                  5                          $2,425,000
  (Jersey) Limited
LaMotte Chambers
St. Helier
Jersey, Channel Islands
JE1 1BJ

                                LIMITED PARTNERS

                                   Number                        Aggregate
Name and Address                  of Units                  Subscribed Capital
----------------                  --------                  ------------------
European Bank for                   10.06                       $4,879,100
Reconstruction and
Development
One Exchange Square
London EC2A 2EH
England

DEG - Deutsche Investitions-         6.707                      $3,252,895
und Entwicklungsgesellschaft
mbH
Belvederestrasse 40
Koln (Mungersdorf)
Germany

Lyndhurst Associates                 6                          $2,910,000
381 Mansfield Avenue
500 Greentree Commons
Pittsburgh, PA 15220

Carnegie Mellon University           4                          $1,940,000
407 South Craig Street
Pittsburgh, PA 15213

Scudder Global Fund, Inc.            3                          $1,455,000
   on behalf of
Scudder Global Small Company
   Fund, Inc.
Scudder, Stevens & Clark, Inc.
345 Park Avenue
New York, NY 10154-0010

The Mayo Foundation Global           2.8                        $1,358,000
   Small Company Account
Scudder, Stevens & Clark, Inc.
345 Park Avenue
New York, NY 10154-0010

The Mayo Foundation Pension          1.2                          $582,000
   Trust Global Small Company
   Account
Scudder, Stevens & Clark, Inc.
345 Park Avenue
New York, NY 10154-0010

Henry J. Gailliot                     .5                          $242,500
c/o Federated Investment
    Counselling
Federated Investors Tower
Pittsburgh, PA 15222-3777

                        AMENDMENT TO AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                          OF PIONEER POLAND, U.S., L.P.

      This amendment (the "Amendment") to the Amended and Restated Limited Partnership Agreement, dated as of January 20, 1995, of Pioneer Poland U.S., L.P. (the "Agreement") is made, pursuant to Section 8.04 of the Agreement, as of the 18th Day of July, 1995.

      The Agreement is hereby amended by adding the following new Section 4.15 immediately after Section 4.14 of the Agreement:

      4.15  Commerzbank AG

            The Limited Partners agree to vote for a designee of Commerzbank AG as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; provided, that such voting agreement will not apply at any time that Commerzbank AG owns less than 20.618 Interests in the Partnership and the Other Fund Entities.

      The Amendment shall become effective as of the 18th day of July, 1995 upon its execution by a Majority-in-Interest of the Partnership's Partners (as such term is defined in section 4.09(b) of the Agreement).

      EXECUTED as of the 19th day of July, 1995.


EUROPEAN BANK
-----------------------------------------
Print Name of Partner


By: /s/ [signature]
    ----------------------------------
    Authorized Officer of Partner

ATTEST:


/s/ J.H. Tucker
-----------------------------------

                        AMENDMENT TO AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                          OF PIONEER POLAND, U.S., L.P.

      This amendment (the "Amendment") to the Amended and Restated Limited Partnership Agreement, dated as of January 20, 1995, of Pioneer Poland U.S., L.P. (the "Agreement") is made, pursuant to Section 8.04 of the Agreement, as of the 18th Day of July, 1995.

      The Agreement is hereby amended by adding the following new Section 4.15 immediately after Section 4.14 of the Agreement:

      4.15 Commerzbank AG

            The Limited Partners agree to vote for a designee of Commerzbank AG as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; provided, that such voting agreement will not apply at any time that Commerzbank AG owns less than 20.618 Interests in the Partnership and the Other Fund Entities.

      The Amendment shall become effective as of the 18th day of July, 1995 upon its execution by a Majority-in-Interest of the Partnership's Partners (as such term is defined in Section 4.09(b) of the Agreement).

      EXECUTED as of the 19th day of July, 1995.


DEG - DEUTSCHE INVESTITIONS-UND
 ENTWICKLUNGSGESELLSCHAFT MBH.
-----------------------------------------
Print Name of Partner


By: /s/ [signature]
    ----------------------------------  /s/ [signature]
    Authorized Officer of Partner       ------------------------

ATTEST:


-----------------------------------

                        AMENDMENT TO AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                          OF PIONEER POLAND, U.S., L.P.

      This amendment (the "Amendment") to the Amended and Restated Limited Partnership Agreement, dated as of January 20, 1995, of Pioneer Poland U.S., L.P. (the "Agreement") is made, pursuant to Section 8.04 of the Agreement, as of the 18th day of July, 1995.

      The Agreement is hereby amended by adding the following new Section 4.15 immediately after Section 4.14 of the Agreement:

      4.15 Commerzbank AG

            The Limited Partners agree to vote for a designee of Commerzbank AG as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; provided, that such voting agreement will not apply at any time that Commerzbank AG owns less than 20.618 Interests in the Partnership and the Other Fund Entities.

      The Amendment shall become effective as of the 18th day of July, 1995 upon its execution by a Majority-in-Interest of the Partnership's Partners (as such term is defined in Section 4.09(b) of the Agreement).

      EXECUTED as of the 19th day of July, 1995.


MELLON BANK, N.A., AS TRUSTEE FOR THE CARNEGIE MELLON
UNIVERSITY TRUST (as directed by Carnegie Mellon University)
------------------------------------------------------------
Print Name of Partner


By: /s/ John C. McAdoo
    ------------------------------
    Authorized Officer of Partner
    John C. McAdoo, Vice President

ATTEST:


/s/ [signature]
----------------------------------

                                                         [LEGAL DEPARTMENT SEAL]

                        AMENDMENT TO AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                          OF PIONEER POLAND, U.S., L.P.

      This amendment (the "Amendment") to the Amended and Restated Limited Partnership Agreement, dated as of January 20, 1995, of Pioneer Poland U.S., L.P. (the "Agreement") is made, pursuant to Section 8.04 of the Agreement, as of the 18th day of July, 1995.

      The Agreement is hereby amended by adding the following new Section 4.15 immediately after Section 4.14 of the Agreement:

      4.15 Commerzbank AG

            The Limited Partners agree to vote for a designee of Commerzbank AG as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; provided, that such voting agreement will not apply at any time that Commerzbank AG owns less than 20.618 Interests in the Partnership and the Other Fund Entities.

      The Amendment shall become effective as of the 18th day of July, 1995 upon its execution by a Majority-in-Interest of the Partnership's Partners (as such term is defined in Section 4.09(b) of the Agreement).

      EXECUTED as of the 19th day of July, 1995.


Lyndhurst Associates
--------------------------------------------------
Print Name of Partner


By: /s/ Henry Posner, Managing Partner
   ------------------------------------
   Authorized Officer of Partner

ATTEST:


/s/ Michelle A. Dyer
--------------------------------------

                        AMENDMENT TO AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                          OF PIONEER POLAND, U.S., L.P.

      This amendment (the "Amendment") to the Amended and Restated Limited Partnership Agreement, dated as of January 20, 1995, of Pioneer Poland U.S., L.P. (the "Agreement") is made, pursuant to Section 8.04 of the Agreement, as of the 18th day of July, 1995.

      The Agreement is hereby amended by adding the following new Section 4.15 immediately after Section 4.14 of the Agreement:

      4.15 Commerzbank AG

            The Limited Partners agree to vote for a designee of Commerzbank AG as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; provided, that such voting agreement will not apply at any time that Commerzbank AG owns less than 20.618 Interests in the Partnership and the Other Fund Entities.

      The Amendment shall become effective as of the 18th day of July, 1995 upon its execution by a Majority-in-Interest of the Partnership's Partners (as such term is defined in Section 4.09(b) of the Agreement).

      EXECUTED as of the 18th day of July, 1995.

Henry J. Gailliot
------------------------------------------------
Print Name of Partner


By: /s/ Henry J. Gailliot
    -------------------------------------
    Authorized Officer of Partner

ATTEST:


/s/ Christine Springer
-----------------------------------------

                   AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT
                                       OF
                            PIONEER POLAND U.S., L.P.

      Pursuant to authority duly conferred on the undersigned general partner (the "General Partner") by Section 2.01(m) of the Amended and Restated Limited Partnership Agreement of Pioneer Poland U.S., L.P. (the "U.S. Partnership"), dated as of January 20, 1995 and further amended as of July 18, 1995 (the "U.S. Partnership Agreement"), the General Partner hereby amends Schedule A to the U.S. Partnership Agreement by replacing the existing Schedule A to such agreement with the schedule attached hereto, and thereby reflecting the purchase of additional Interests of the U.S. Partnership by the European Bank for Reconstruction and Development and DEG - Deutsche Investitions-und Entwicklungsgesellschaft mbH.

      This amendment is effective as of July 18, 1995, and, in accordance with
Section 2.01(m) of the U.S. Partnership Agreement, is deemed to be a part of the U.S. Partnership Agreement and is incorporated therein.

      IN WITNESS WHEREOF, the General Partner has executed this amendment on the 18th day of October, 1995.

PIONEER POLAND U.S. (JERSEY) LIMITED


By: /s/ G. W. Fisher
   ---------------------------------
                         , Director

ATTEST:


/s/ Robin Baird
------------------------------------

                                   SCHEDULE A

                                 GENERAL PARTNER

                                          Number of                Aggregate
Name and Address                          Interests           Subscribed Capital
----------------                          ---------           ------------------
Pioneer Poland U.S.                         5                     $2,425,000
     (Jersey) Limited
Lalmotte Chambers
St. Helier
Jersey, Channel Islands
JE1 1BJ

                                LIMITED PARTNERS

                                          Number of                Aggregate
Name and Address                          Interests           Subscribed Capital
----------------                          ---------           ------------------

European Bank for                          14.984                 $7,267,240
Reconstruction and
Development
One Exchange Square
London EC2A 2EH
England

DEG - Deutsche Investitions-               9.9892                 $4,844,762
und Entwicklungsgesellschaft
mbH
Belvederestrasse 40
Koln (Mungersdorf)
Germany

Lyndhurst Associates                       6                      $2,910,000
381 Mansfield Avenue
500 Greentree Commons
Pittsburgh, PA 15220

Carnegie Mellon University                 4                      $1,940,000
407 South Craig Street
Pittsburgh, PA 15213

Scudder Global Fund, Inc.                  3                      $1,455,000
     on behalf of
Scudder Global Small Company
     Fund, Inc.
Scudder, Stevens & Clark, Inc.
345 Park Avenue
New York, NY 10154-0010

The Mayo Foundation Global                 2.8                    $1,358,000
     Small Company Account
Scudder, Stevens & Clark, Inc.
345 Park Avenue
New York, NY 10154-0010

The Mayo Foundation Pension                1.2                    $ 582,000
     Trust Global Small Company
     Account
Scudder, Stevens & Clark, Inc.
345 Park Avenue
New York, NY 10154-0010

Henry J. Gailliot                           .5                    $ 242,500
c/o Federated Investment
     Counselling
Federated Investors Tower
Pittsburgh, PA 15222-3777

                                         Total
                  Total                  Limited
                  Limited                Partner
                  Partner                Subscribed
                  Interests = 42.4732    Capital   =  $20,599,502
                              -------                 -----------

                                         Total
                  Total                  General
                  General                Partner
                  Partner                Subscribed
                  Interests =  5.0       Capital   =  $ 2,425,000
                               ---                    -----------

                                         Total
                                         Subscribed
            Total Interests = 47.4732    Capital   =  $23,024,502
                              -------                 -----------

                        AMENDMENT TO AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                          OF PIONEER POLAND, U.S., L.P.

      This amendment (the "Amendment") to the Amended and Restated Limited Partnership Agreement, dated as of January 20, 1995 and amended as of July 18, 1995, of Pioneer Poland U.S., L.P. (the "Agreement") is made, pursuant to
Section 8.04(a) of the Agreement, as of the 15th day of September, 1995.

      The Agreement is hereby amended:

      1. By deleting the word "and" from the tenth line of Section 1.03(b) and inserting the following words immediately after the words "the consent of the Pittsburgh Group required hereby)" contained in such
            Section:

            , (iv) only with respect to actions described in clause (w) below, Commerzbank AG so long as Commerzbank AG continues to own at least
            20.618 Interests in the Partnership and the Other Fund Entities, and
            (v) only with respect to actions described in clause (w) below, the State of Wisconsin Investment Board ("SWIB") so long as SWIB continues to own at least 20.618 Interests in the Partnership and the Other Fund Entities

      2.    By adding the following new Section 4.16 immediately after Section
            4.15 of the Agreement:

      4.16  State of Wisconsin Investment Board

            (a) The Limited Partners agree to vote for a designee of SWIB as one of the Limited Partners' representatives on the Oversight Board designated pursuant to the Joint Management Agreement; provided, that such voting agreement will not apply at any time that SWIB owns less than 20.618 Interests in the Partnership and the Other Fund Entities.

            (b) SWIB agrees that it will always act without unreasonable delay in connection with any consent or approval being requested of it under this Agreement or any Fund Document which requires or provides for the consent or approval of SWIB or

Amendment to Amended and Restated
   Limited Partnership Agreement of
   Pioneer Poland U.S., L.P.
September 15, 1995
Page 2


                  SWIB's representative on the Oversight Board in certain circumstances.

      3. By deleting the word "and" from the tenth line of Section 6.02(e) and inserting the following words immediately after the words "to own at least 10.5 Interests" contained in such Section:

            , and (D) SWIB so long as SWIB continues to own at least 20.618 Interests

      4. By (A) redesignating "(vi)" contained in Section 8.04(a) as "(viii)" and (B) inserting the following words immediately after the words "then has special approval rights pursuant thereto);" contained in
            Section 8.04(a):

            (vi) Sections 1.03(b) and 4.15 may only be amended with the consent of Commerzbank AG (if Commerzbank AG then has special approval rights pursuant Sections 1.03(b) and 4.15 of the Limited Partnership Agreement of Pioneer Poland UK L.P.) unless the amendment does not affect a right granted to Commerzbank AG; (vii) Sections 1.03(b),
            4.16 and 6.02(e) may only be amended with the consent of SWIB (if SWIB then has special approval rights pursuant thereto) unless the amendment does not affect a right granted to SWIB;

      5. By inserting the following words immediately after the words ""Super-Majority-in-Interest of the Fund's Partners" 4.02(c)" contained in Section 8.15:

            "SWIB"                       1.03(b)

      The Amendment shall become effective as of the 15th day of September, 1995 upon its execution by that number of the Partnership's Partners which is required by the terms of the Agreement (including those particular Partners whose approval is required) to give effect to the Amendment.

Amendment to Amended and Restated
   Limited Partnership Agreement of
   Pioneer Poland U.S., L.P.
September 15, 1995
Page 3


      EXECUTED as of the 16 day of October, 1995.


PIONEER POLAND U.S. (JERSEY) LIMITED
-------------------------------------
Print Name of Partner


By: /s/ G. W. Fisher
   ----------------------------------
   Authorized Officer of Partner


ATTEST:_________________________

Amendment to Amended and Restated
   Limited Partnership Agreement of
   Pioneer Poland U.S., L.P.
September 15, 1995
Page 3


      EXECUTED as of the 20th day of September, 1995.


EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT
------------------------------------------------
Print Name of Partner (of U.S. Partnership)


By: /s/ Guy De Selliers
   ------------------------------------------------
   Authorized Officer of Partner

          GUY DE SELLIERS (DEPUTY VICE PRESIDENT)
          EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

ATTEST:______________________________________

Amendment to Amended and Restated
   Limited Partnership Agreement of
   Pioneer Poland U.S., L.P.
September 15, 1995
Page 3


      EXECUTED as of the 20 day of September, 1995.

DEG-Deutsche Investitions-und
Entwicklungsgesellschaft mbH

-------------------------------------------
Print Name of Partner


By: /s/ [signature]
   ----------------------------------------
   Authorized Officer of Partner


ATTEST: /s/ [signature]
       ------------------------------------

Amendment to Amended and Restated
   Limited Partnership Agreement of
   Pioneer Poland U.S., L.P.
September 15, 1995
Page 3


      EXECUTED as of the 19th day of September, 1995.

MELLON BANK, N.A., AS TRUSTEE UNDER DEED OF TRUST OF
CARNEGIE MELLON UNIVERSITY (as directed by Carnegie Mellon
University)
-----------------------------------------------------------
Print Name of Partner (of U.S. Partnership)


By: /s/ [signature]
   --------------------------------------------------------
   Authorized Officer of Partner


ATTEST: /s/ [signature]
       ----------------------------------------------


                                                                          [SEAL]

Amendment to Amended and Restated
   Limited Partnership Agreement of
   Pioneer Poland U.S., L.P.
September 15, 1995
Page 3


      EXECUTED as of the 14th day of September, 1995.

LYNDHURST ASSOCIATES
-------------------------------------------
Print Name of Partner (of U.S. Partnership)


By: /s/ Henry Posner
   ----------------------------------------
   Authorized Officer of Partner


ATTEST: /s/ [signature]
       -----------------------------

Amendment to Amended and Restated
   Limited Partnership Agreement of
   Pioneer Poland U.S., L.P.
September 15, 1995
Page 3


      EXECUTED as of the 20th day of September, 1995.


Henry J. Gailliot
-------------------------------------------
Print Name of Partner (of U.S. Partnership)


By: /s/ Henry J. Gailliot
   -------------------------------------------
   Authorized Officer of Partner


ATTEST: /s/ Joanne U. Luding
       ----------------------------------

Amendment to Amended and Restated
   Limited Partnership Agreement of
   Pioneer Poland U.S., L.P.
September 15, 1995
Page 3


      EXECUTED as of the 19 day of September, 1995.

Scudder Global Fund Inc. on behalf of
Scudder Global Small Company Fund
-------------------------------------------
Print Name of Partner (of U.S. Partnership)


By: /s/ [signature]
   ----------------------------------------
   Authorized Officer of Partner


ATTEST:________________________________

Amendment to Amended and Restated
   Limited Partnership Agreement of
   Pioneer Poland U.S., L.P.
September 15, 1995
Page 3


      EXECUTED as of the 21st day of September, 1995.


Mayo Foundation     (Scudder Global Small Company Account)
---------------------------------------------
Print Name of Partner (of U.S. Partnership)


By: /s/ [signature]
   ------------------------------------------
   Authorized Officer of Partner


ATTEST:_____________________________________

Amendment to Amended and Restated
   Limited Partnership Agreement of
   Pioneer Poland U.S., L.P.
September 15, 1995
Page 3


      EXECUTED as of the 21st day of September, 1995.

Mayo Foundation Pension Plan
---------------------------------------------
Print Name of Partner (of U.S. Partnership)


By: /s/ [signature]
   -----------------------------------------
   Authorized Officer of Partner


ATTEST:_____________________________

                   AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT
                                       OF
                            PIONEER POLAND U.S., L.P.

      Pursuant to authority duly conferred on the undersigned general partner (the "General Partner") by Section 2.01(m) of the Amended and Restated Limited Partnership Agreement of Pioneer Poland U.S., L.P. (the "U.S. Partnership"), dated as of January 20, 1995 and further amended as of July 18, 1995 and September 15, 1995 (the "U.S. Partnership Agreement"), the General Partner hereby amends Schedule A to the U.S. Partnership Agreement by replacing the existing Schedule A to such agreement with the schedule attached hereto, and thereby reflecting the admission of State of Wisconsin Investment Board as a limited partner of the U.S. Partnership and the purchase of additional Interests of the U.S. Partnership by the European Bank for Reconstruction and Development and DEG - Deutsche Investitions- und Entwicklungsgesellschaft mbH.

      This amendment is effective as of October 18, 1995, and, in accordance with Section 2.01(m) of the U.S. Partnership Agreement, is deemed to be a part of the U.S. Partnership Agreement and is incorporated therein.

      IN WITNESS WHEREOF, the General Partner has executed this amendment on the 18th day of October, 1995.

PIONEER POLAND U.S. (JERSEY) LIMITED


By: /s/ G. W. Fisher
   -----------------------------------
                , Director

ATTEST:


/s/ Robin Baird
--------------------------------------

                                   SCHEDULE A


                                GENERAL PARTNER
                                ---------------


                                   Number of                      Aggregate
Name and Address                   Interests                 Subscribed Capital
----------------                   ---------                 -------------------
Pioneer Poland U.S.                   5                           $2,425,000
  (Jersey) Limited
LaMotte Chambers
St. Helier
Jersey, Channel Islands
JE1 1BJ



                                LIMITED PARTNERS
                                ----------------

                                   Number of                      Aggregate
Name and Address                   Interests                 Subscribed Capital
----------------                   ---------                 -------------------
European Bank for                      15                         $7,275,000
Reconstruction and
Development
One Exchange Square
London EC2A 2EH
England

DEG -- Deutsche Investitions-         11.3                        $5,480,500
und Entwicklungsgesellschaft
mbH
Belvederestrasse 40
Koln (Mungersdorf)
Germany

State of Wisconsin                    20.618                      $9,999,730
Investment Board
P.O. Box 7842
Madison, WI 53707

Lyndhurst Associates                    6                         $2,910,000
381 Mansfield Avenue
500 Greentree Commons
Pittsburgh, PA 15220

Carnegie Mellon University              4                         $1,940,000
407 South Craig Street
Pittsburgh, PA 15213

Scudder Global Fund, Inc.                  3                      $1,455,000
     on behalf of
Scudder Global Small Company
     Fund, Inc.
Scudder, Stevens & Clark, Inc.
345 Park Avenue
New York, NY 10154-0010

The Mayo Foundation Global                 2.8                    $1,358,000
     Small Company Account
Scudder, Stevens & Clark, Inc.
345 Park Avenue
New York, NY 10154-0010

The Mayo Foundation Pension                1.2                    $ 582,000
     Trust Global Small Company
     Account
Scudder, Stevens & Clark, Inc.
345 Park Avenue
New York, NY 10154-0010

Henry J. Gailliot                           .5                    $ 242,500
c/o Federated Investment
     Counselling
Federated Investors Tower
Pittsburgh, PA 15222-3777

                                         Total
                  Total                  Limited
                  Limited                Partner
                  Partner                Subscribed
                  Interests = 64.418     Capital   =  $31,242,730
                              ------                  -----------

                                         Total
                  Total                  General
                  General                Partner
                  Partner                Subscribed
                  Interests =  5.0       Capital   =  $ 2,425,000
                               ---                    -----------

                                         Total
                                         Subscribed
            Total Interests = 69.418     Capital   =  $33,667,730
                              -------                 -----------

                            PIONEER POLAND U.S., L.P.

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

      THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of December 14, 1994 (as amended to date, the "Agreement") of Pioneer Poland U.S., L.P., a Delaware limited partnership (the "Partnership"), is hereby amended effective as of the 3rd day of August, 1999. Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to them in the Agreement.

      WHEREAS, on the date hereof, Pioneer Poland U.S. (Jersey) Limited (the "Old General Partner") is the sole general partner of the Partnership; and

      WHEREAS, the Old General Partner desires to cease to serve as a general partner of the Partnership, but desires to retain its economic interest in the Partnership as a limited partnership interest; and

      WHEREAS, the Old General Partner will retain all of its obligations under the Agreement to contribute capital to the Partnership at the times and on the terms specified in the Agreement, including without limitation, Section 2.01(a) and (k) of the Agreement; and

      WHEREAS, Pioneer Poland GP Limited Partnership, a Delaware Limited Partnership (the new General Partner"), desires to be admitted to the Partnership as a general partner, and to assume the obligations and responsibilities of the General Partner under the Agreement (other than the obligations of the Old General Partner to contribute capital to the Partnership, which will be retained by the Old General Partner); and

      WHEREAS, on the date hereof, the Partnership and the Manager have modified the terms of the Joint Management Agreement to eliminate the Partnership's obligation to pay Incentive Management Fees thereunder, in consideration for, among other things, the agreement of the Partners in the Partnership to grant a partnership interest to the New General Partner which is generally economically equivalent to the Incentive Management Fee; and

      WHEREAS, on or before the date hereof, all persons currently owning limited partnership interests in the Partnership and general partnership interests in the Partnership have approved the foregoing matters.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Assignment and Assumption of Interest Currently Held by Old General Partner. Effective as of the date hereof, the Old General Partner shall cease to serve as a general partner of the Partnership. The Old General Partner shall retain its economic interest in the Partnership as a Limited Partner, with all of the rights and obligations of a Limited Partner, and its right to indemnification under Section 4.06 of the Agreement in respect of all periods of time during which it served as a General Partner. The Old General Partner agrees to be bound by and subject to the terms of the Agreement as a Limited Partner. Without limiting the foregoing, the Old General Partner shall retain, and continue to be responsible for, all of its obligations contribute capital to the Partnership, in the amounts, on the terms and at the times specified in the Agreement.

      By its execution of this Amendment, the Old General Partner hereby agrees to be bound by each and every provision of the Agreement which is applicable to a Limited Partner, including without limitation, the powers of attorney set forth in Sections 2.01(f) and 8.03 of the Agreement. The Old General Partner hereby agrees that its limited partnership interest in the Partnership is subject to restrictions on transfer contained in the Partnership Agreement, and under applicable state and federal securities laws relating to unregistered securities, and the Old General Partner agrees to abide by such restrictions.

      From and after the date hereof, the Old General Partner shall have no further responsibility for performing any of the obligations or duties of the General Partner under the Agreement (except for the capital contribution obligations described above).

      2. Admission of New General Partner. The New General Partner is hereby admitted to the Partnership as a General Partner, and all of the Partners hereby consent to such admission. The New General Partner shall have all of the rights and obligations of the General Partner under the Agreement other than the obligation to make capital contributions to the Partnership, which obligation has been retained by the Old General Partner. Subject to the foregoing, the New General Partner agrees to be bound by the Agreement and perform the duties of the General Partner thereunder. The New General Partner agrees and acknowledges that the economic interest in the Partnership owned by the Old General Partner has been retained by the Old General Partner as described in Section 1 of this Amendment, and that the economic interest of the New General Partner shall be as specified in Section 3.01(b)(iii), described below. Subject to the foregoing, all references in the Agreement to the General Partner shall be deemed to refer to the New General Partner.

      The New General Partner and the Old General Partner shall prepare, execute and file an amendment to the Partnership's Certificate of Limited Partnership and such other instruments as may be necessary, appropriate or convenient to reflect the withdrawal as a general partner of the Old General Partner from the Partnership, the admission of the New General Partner to the Partnership and the other matters described in this Amendment.

      3. Amendment to Schedule A. The Agreement, including Schedule A thereto, is hereby deemed to be amended to reflect the conversion of the interest of the Old General Partner into a Limited Partner, and the admission of the New General Partner to the Partnership.

      4. Amendment to Section 2.02. Section 2.02 of the Agreement is hereby amended as follows:

      (a) Section 2.02(b) is hereby deleted, and the following is substituted therefor:

            "Net Profits" and "Net Losses" mean the taxable income or loss, as the case may be, for a period as determined in accordance with Code
      Section 703(a) computed with the following adjustments:

                  (i) Items of gain, loss, and deduction shall be computed based upon the Carrying Values of the Partnership's assets (in accordance with Treasury Regulation Sections 1.704(b)(2)(iv)(g) and/or 1.704-3(d)) rather than upon the assets' adjusted bases for federal income tax purposes;

                  (ii) Any tax-exempt income received by the Partnership shall be included as an item of gross income;

                  (iii) The amount of any adjustments to the Carrying Values of any assets of the Partnership pursuant to Code Section 743 shall not be taken into account;

                  (iv) Any expenditure of the Partnership described in Code
      Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section 704(b)) shall be treated as a deductible expense;

                  (v) The amount of items of income, gain, loss or deduction specially allocated to any Partners pursuant to Section 2.05 shall not be included in the computation; and

                  (vi) The amount of any items of Net Profits or Net Losses deemed realized pursuant to Sections 2.03(b) and (c) shall be included in the computation.

            (b) The following definitions are hereby added at the end of Section
      2.02 of the Agreement:

                  (e) "Adjusted Capital Account" means, for each Partner, such
            Partner's Capital Account balance increased by such Partner's share of "minimum gain" and of "partner nonrecourse debt minimum gain" (as determined pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), respectively).

                  (f) "Partnership Capital" means an amount equal to the sum of all of the Partners' Adjusted Capital Account balances determined immediately prior to the allocation to the Partners pursuant to Sections 2.04(a)(ii) or 2.04(b)(i) of any Net Profits or Net Losses, increased by the aggregate amount of Net Profits then to be allocated to the Partners pursuant to Section 2.04(a)(ii) or decreased by the aggregate amount of Net Losses then to be allocated to the Partners pursuant to Section 2.04(b)(i).

            5. Amendment to Section 2.04. Section 2.04 of the Agreement is hereby amended to read in its entirety as follows:

                  2.04 Basic Allocations.

                        (a) Except as provided in Section 2.05 below (which
            shall be applied first), Net Profits of the Partnership for any relevant period shall be allocated as follows:

                              (i) First, to any Partners having negative
                  Adjusted Capital Account balances, in proportion to and to the extent of such negative balances; and

                              (ii) The balance, if any, to the Partners in such
                  proportions and in such amounts as would result in the Adjusted Capital Account balance of each Partner equaling, as nearly as possible, such Partner's share of the then Partnership Capital determined by calculating the amount the Partner would receive if an amount equal to the Partnership Capital were distributed to the Partners in accordance with the provisions of Section 3.01(b) hereof.

                        (b) Except as provided in Section 2.05 below (which
            shall be applied first), Net Losses of the Partnership for any relevant period shall be allocated among the Partners as follows:

                              (i) First, to each Partner with a positive
                        Adjusted Capital Account balance, in the amount of such positive balance; provided, however, that if the amount of Net Losses to be allocated is less than the sum of the Adjusted Capital Account balances of all Partners having positive Adjusted Capital Account balances, then the Net Losses shall be allocated to the Partners in such proportions and in such amounts as would result in the Adjusted Capital Account balance of each Partner equaling, as nearly as possible, such Partner's share of the then Partnership Capital determined as set forth in
                        Section 2.04(a) above; and

                              (ii) The balance, if any, 100% to the New General
                        Partner.

                        (c) If the amount of Net Profits allocable to the
            Partners pursuant to Section 2.04(a)(ii) or the amount of Net Losses allocable to them pursuant to Section 2.04(b)(i) is insufficient to allow the Adjusted Capital Account balance of each Partner to equal such Partner's share of the Partnership Capital, such Net Profits or Net Losses shall be allocated among the Partners in such a manner as to decrease the differences between the Partners' respective Adjusted Capital Account balances and their respective shares of the Partnership Capital in proportion to such differences.

                        (d) Allocations of Net Profits and Net Losses provided
            for in this Section 2.04 shall generally be made as of the end of the fiscal year of the Partnership; provided, however, that allocations of items of Net Profits and Net Losses described in clause (vi) of the definition of "Net Profits" and "Net Losses" shall be made at the time deemed realized as described in Section 2.03.

            6. Amendment to Section 2.05. Section 2.05(e) of the Agreement is hereby deleted.

            7. Amendment to Section 3.01. Section 3.01 of the Agreement is hereby amended as follows:

            (a) Section 3.01(a) is hereby amended by adding thereto the following additional definitions:

                  "Net Invested Capital. "Net Invested Capital" means the
            excess, if any, of (i) the aggregate amount of the Subscribed Capital actually contributed by a

      Partner to the Partnership over (ii) the aggregate amount distributed to such Partner pursuant to Section 3.01(b)(i) below from time to time.

            Priority Return. "Priority Return" means, at any point in time, for any Partner, that amount which, when considered together with all amounts previously distributed to such Partner pursuant to Section 3.01(b)(ii), will result in such Partner having received distributions pursuant to such Section equal to an 8% cumulative return, compounded annually, on such Partner's weighted average Net Invested Capital."

      (b) Section 3.01(b) is hereby amended to read in its entirety as follows:

             "(b) From and after December 14, 1995, Distributable Cash shall be distributed to and among the Partners, at such times and in such amounts as shall be determined by the General Partner (but not less frequently than annually) as follows:

                   (i) First, to the Partners in proportion to their respective amounts of Net Invested Capital until the Net Invested Capital of each Partner has been reduced to zero;

                   (ii) Second, to the Partners in proportion to their respective amounts of Priority Return until the Priority Return of each Partner has been reduced to zero; and

                   (iii) The balance, if any, 75% to all Partners other than the
                         General Partner (which amount shall be allocated among such Partners in proportion to their respective number of Interests in the Partnership), and 25% to the General Partner in its capacity as General Partner; provided, however, that if at any time the Joint Management Agreement has been terminated in accordance with the terms thereof, from and after the date of such termination, 100% of all amounts distributed pursuant to this clause (iii) shall be distributed to the Partners other than the General Partner (which amount shall be allocated among such Partners in proportion to their respective number of Interests in the Partnership)."

      8. Sections 7.02(c) and 8.16 of the Agreement are hereby deleted in their entirety.

      9. To the extent that any of the provisions of the Agreement is inconsistent with the matters described herein or the transactions contemplated hereby, the

Agreement is hereby amended to the extent reasonably necessary to effectuate such matters and consummate such transactions.

      10. In all other respects, the Agreement is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the undersigned, constituting all of the Partners of the Partnership, have executed this Amendment as of the date set forth above.


                                     PIONEER POLAND U.S. (JERSEY) LIMITED
                                     (CONVERTED TO A LIMITED PARTNER
                                     HEREBY)


                                     By   /s/ PETER A. N. BAILEY
                                       -------------------------------
                                     Name     PETER A. N. BAILEY
                                         -----------------------------
                                     Title    DIRECTOR
                                          ----------------------------

                                     GENERAL PARTNER ADMITTED HEREBY:

                                     PIONEER POLAND GP LIMITED
                                     PARTNERSHIP


                                     By   Pioneer Poland U.S. (Jersey) Limited,
                                          General Partner


                                          By    /s/ PETER A. N. BAILEY
                                            -------------------------------
                                          Name      PETER A. N. BAILEY
                                              -----------------------------
                                          Title     DIRECTOR
                                               ----------------------------

                                     LIMITED PARTNERS (THOSE PERSONS
                                     NAMED AS LIMITED PARTNERS ON
                                     SCHEDULE A TO THE AGREEMENT):

                                     By   Pioneer Poland U.S. (Jersey) Limited,
                                          Their Attorney-In- Fact


                                          By    /s/ PETER A. N. BAILEY
                                            -------------------------------
                                          Name      PETER A. N. BAILEY
                                              -----------------------------
                                          Title     DIRECTOR
                                               ----------------------------